PARTICIPATION AGREEMENT


                          (Thermogas Trust No. 1999-A)


                          Dated as of December 15, 1999


                                      Among


                                THERMOGAS L.L.C.,
                                   as Lessee,

                          THE WILLIAMS COMPANIES, INC.,
                               as Lessee Guarantor

                   FIRST SECURITY BANK, NATIONAL ASSOCIATION,
               not in its individual capacity except as expressly
                stated herein, but solely as Certificate Trustee

                     FIRST SECURITY TRUST COMPANY OF NEVADA,
               not in its individual capacity except as expressly
                       stated herein, but solely as Agent


                       THE PERSONS NAMED ON SCHEDULE I-A,
                            as Certificate Purchasers


                       THE PERSONS NAMED ON SCHEDULE I-B,
                                   as Lenders









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
                               TABLE OF CONTENTS

SECTION                                                 HEADING                                                  PAGE

ARTICLE I                  DEFINITIONS............................................................................2


ARTICLE II                 ACQUISITION AND LEASE; GENERAL PROVISIONS..............................................2

       Section 2.1.        Funding................................................................................2
       Section 2.2.        Application of Funds; Acquisition and Lease of Units...................................2
       Section 2.3.        Time and Place of Delivery Date........................................................2
       Section 2.4.        Postponement of Delivery Date..........................................................3
       Section 2.5.        Participants'Instructions to Certificate Trustee and Payments to
                               Participants.......................................................................3
       Section 2.6.        Nature of Transaction..................................................................4
       Section 2.7.        Amounts Due............................................................................4
       Section 2.8.        Computations...........................................................................5
       Section 2.9.        Determination of Interest Rate and Yield Rate..........................................5
       Section 2.10.       Obligations Several....................................................................6
       Section 2.11.       Fees6
       Section 2.12.       Extension of Lease Expiration Date and Final Maturity Date.............................6

ARTICLE III                CONDITIONS TO DELIVERY DATE............................................................8

       Section 3.1.        Conditions to Delivery Date............................................................8
       Section 3.2.        Condition Subsequent..................................................................12

ARTICLE IV                 REPRESENTATIONS AND WARRANTIES........................................................13

       Section 4.1.        Representations and Warranties of Lessee..............................................13
       Section 4.2.        Representations and Warranties of Each Participant....................................20
       Section 4.3.        Representations and Warranties of Certificate Trustee.................................21
       Section 4.4.        Representations and Warranties of Agent...............................................23

ARTICLE V                  COVENANTS OF LESSEE AND GUARANTOR.....................................................24

       Section 5.1.        Financial Statements..................................................................24
       Section 5.2.        Certificates; Other Information.......................................................26
       Section 5.3.        Notices...............................................................................26
       Section 5.4.        Preservation of Corporate or Partnership Existence, Etc...............................27
       Section 5.5.        Maintenance of Property...............................................................27
       Section 5.6.        Insurance.............................................................................28
       Section 5.7.        Payment of Obligations................................................................28
       Section 5.8.        Compliance with Laws..................................................................28
       Section 5.9.        Inspection of Property and Books and Records..........................................28
       Section 5.10.       Environmental Laws....................................................................29
       Section 5.11.       Use of Proceeds.......................................................................29
       Section 5.12.       Financial Covenants...................................................................29
       Section 5.13.       [Intentionally Reserved]..............................................................29
       Section 5.14.       Other General Partner Obligations.....................................................29
       Section 5.15.       Monetary Judgments....................................................................30
       Section 5.16.       Year 2000 Compliance..................................................................30
       Section 5.17.       Limitation on Liens...................................................................31
       Section 5.18.       Asset Sales...........................................................................33
       Section 5.19.       Consolidations and Mergers............................................................34
       Section 5.20.       Acquisitions..........................................................................35
       Section 5.21.       Limitation on Indebtedness............................................................35
       Section 5.22.       Transactions with Affiliates..........................................................35
       Section 5.23.       Use of Proceeds.......................................................................36
       Section 5.24.       Use of Proceeds - Ineligible Securities...............................................36
       Section 5.25.       Contingent Obligations................................................................36
       Section 5.26.       Joint Ventures........................................................................37
       Section 5.27.       Lease Obligations.....................................................................37
       Section 5.28.       Restricted Payments...................................................................37
       Section 5.29.       Prepayments of Subordinated Indebtedness..............................................39
       Section 5.30.       Dividend and Other Payment Restrictions Affecting Subsidiaries........................39
       Section 5.31.       Change in Business....................................................................40
       Section 5.32.       Accounting Changes....................................................................40
       Section 5.33.       Limitation on Sale and Leaseback Transactions.........................................40
       Section 5.34.       [Intentionally Omitted]...............................................................40
       Section 5.35.       Amendments of Organization Documents or 1996 Indenture or 1998 Note
                               Purchase Agreement................................................................40
       Section 5.37.       Operations through Subsidiaries.......................................................41
       Section 5.38.       Operations of MLP.....................................................................41
       Section 5.39.       Miscellaneous.........................................................................42
       Section 5.40.       Accounting Principles.................................................................42

ARTICLE VI                 OTHER COVENANTS AND AGREEMENTS........................................................43

       Section 6.1.        Cooperation with Lessee...............................................................43
       Section 6.2.        Covenants of Certificate Trustee and Agent............................................43
       Section 6.3.        Assignments...........................................................................44
       Section 6.4.        Participations........................................................................45

ARTICLE VII                INDEMNIFICATION.......................................................................45

       Section 7.1.        General Indemnification...............................................................45
       Section 7.2.        General Tax Indemnity.................................................................47
       Section 7.3.        Excessive Use Indemnity...............................................................49
       Section 7.4.        Gross Up..............................................................................50
       Section 7.5.        Increased Capital Costs...............................................................50
       Section 7.6.        LIBO Rate Illegal, Unavailable or Impracticable.......................................50
       Section 7.7.        Funding Losses........................................................................51
       Section 7.8.        Actions of Affected Participants......................................................51

ARTICLE VIII               AGENT.................................................................................52

       Section 8.1.        Appointment of Agent; Powers and Authorization to Take Certain Actions................52
       Section 8.2.        Reliance..............................................................................53
       Section 8.3.        Action upon Instructions Generally....................................................53
       Section 8.4.        Indemnification.......................................................................54
       Section 8.5.        Independent Credit Investigation......................................................54
       Section 8.6.        Refusal to Act........................................................................55
       Section 8.7.        Resignation or Removal of Agent; Appointment of Successor.............................55
       Section 8.8.        Separate Agent........................................................................55
       Section 8.9.        Termination of Agency.................................................................56
       Section 8.10.       Compensation of Agent.................................................................56
       Section 8.11.       Limitations...........................................................................56

ARTICLE IX                 MISCELLANEOUS.........................................................................57

       Section 9.1.        Survival of Agreements................................................................57
       Section 9.2.        No Broker, etc........................................................................57
       Section 9.3.        Notices...............................................................................57
       Section 9.4.        Counterparts..........................................................................57
       Section 9.5.        Amendments............................................................................57
       Section 9.6.        Headings, etc.........................................................................59
       Section 9.7.        Parties in Interest...................................................................59
       Section 9.8.        Governing Law.........................................................................59
       Section 9.9.        Payment of Transaction Costs and Other Costs..........................................59
       Section 9.10.       Severability..........................................................................60
       Section 9.11.       Limited Liability of Certificate Trustee..............................................60
       Section 9.12.       Liabilities of the Participants.......................................................60
       Section 9.13.       Submission to Jurisdiction; Waivers...................................................60
       Section 9.14.       Reproduction of Documents.............................................................61
       Section 9.15.       Role of Bank of America Leasing & Capital Group, LLC..................................61
       Section 9.16.       Confidentiality.......................................................................61
       Section 9.17.       Lessee Obligations....................................................................62
       Section 9.18.       Acquired Property.....................................................................62
       Section 9.19.       Effective Date........................................................................62




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APPENDIX 1                          Definitions

SCHEDULE I-A                        Certificate Purchaser Commitments
SCHEDULE I-B                        Lender Commitments
SCHEDULE II                         Addresses For Notice; Wire Instructions
SCHEDULE III                        Units
SCHEDULE 3.1(o)                     Filings and Recordings
SCHEDULE 4.1(g)                     ERISA Matters
SCHEDULE 4.1(p)                     Subsidiaries and Affiliates
SCHEDULE 5.21                       Existing Indebtedness

EXHIBIT A                           Form of Lease
EXHIBIT B                           Form of Delivery Date Notice
EXHIBIT C                           Form of Loan Agreement
EXHIBIT D                           Form of Assignment of Lease and Rent
EXHIBIT E                           Form of Acceptance Certificate
EXHIBIT F                           Form of Trust Agreement
EXHIBIT G                           Form of Lessee Guaranty
EXHIBIT H-1                         Form of Opinion of Special Counsel for
                                   Lessee
EXHIBIT H-2                         Form of Opinion of Special Counsel for
                                   Certificate Trustee
EXHIBIT H-3                         Form of Opinion of Special Counsel for Agent
EXHIBIT I                           Form of Bill of Sale
EXHIBIT J                           Form of Compliance Certificate
EXHIBIT K                           Form of Transfer Documentation
EXHIBIT L-1                         Form of Lessee Officer's Certificate
EXHIBIT L-2                       Form of Lessee Guarantor Officer's Certificate
EXHIBIT M                           Form of Assumption Agreement

                             PARTICIPATION AGREEMENT

         THIS PARTICIPATION AGREEMENT (Thermogas Trust No. 1999-A), dated as of December 15, 1999 (this "Agreement"), is among THERMOGAS L.L.C., a Delaware corporation, as Lessee; THE WILLIAMS COMPANIES, INC., a Delaware limited liability company, as Lessee Guarantor; FIRST SECURITY BANK, NATIONAL
ASSOCIATION, a national banking association, not in its individual capacity except as expressly stated herein, but solely as Certificate Trustee; FIRST SECURITY TRUST COMPANY OF NEVADA, not in its individual capacity except as expressly stated herein, but solely as Agent; the Persons named on Schedule I-A hereto (together with their respective permitted successors, assigns and transferees), as Certificate Purchasers; and the Persons listed on Schedule I-B hereto (together with their respective permitted successors, assigns and transferees), as Lenders.


                              PRELIMINARY STATEMENT

          A. Lessee is the owner of the Units and the other Lessee Collateral (collectively the "Acquired Property") and desires to enter into the Overall Transaction for the purpose of financing of the Acquired Property.

          B. The Trust under the Trust Agreement has been created for the purpose of providing financing for the acquisition of the Acquired Property and to hold title to the Acquired Property to secure Lessee's performance under the Operative Documents.

          C. Subject to the terms and conditions of this Agreement and the other Operative Documents, on the Delivery Date, among other things:

                   (i) Lessor will purchase from Lessee, and Lessee will transfer to Lessor, the Units described on Schedule III hereto (together with any Units that may be hereafter substituted for any thereof pursuant to Section 5.7 or Section 6.1 of the Lease and subjected to the Lease from time to time, being referred to collectively as the "Units" and individually as a "Unit") and the other Acquired Property; and

                  (ii) Lessor will lease such Acquired Property to Lessee and Lessee will lease such Acquired Property from Lessor, pursuant to the terms of the Lease.

          D. Subject to the terms and conditions of this Agreement and the other Operative Documents, the Participants are willing to advance funds for the financing of the Acquired Property and to pay certain Transaction Costs as contemplated herein.

          E. To secure their respective Certificate Amounts and Loans, Agent, on behalf of the Participants, will have the benefit of a Lien on the Units and the Lessee Collateral and the Certificate Trustee's interest in the Lease and the other Lessor Collateral.

         NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

         Unless the context shall otherwise require, capitalized terms used and not defined herein shall have the meanings assigned thereto in Appendix 1 hereto for all purposes hereof; and the rules of interpretation set forth in Appendix 1 hereto shall apply to this Agreement.


                                   ARTICLE II

                    ACQUISITION AND LEASE; GENERAL PROVISIONS

         Section 2.1.    Funding.

         (a) Amount of Funding. Subject to the terms and conditions of this Agreement and in reliance on the representations and warranties of each of the parties hereto contained herein or made pursuant hereto, upon receipt of the Delivery Date Notice, on the Delivery Date each Certificate Purchaser shall acquire its interest in the Trust Estate and each Lender will assist in funding Certificate Trustee's purchase of the Acquired Property, in each case by making available to Certificate Trustee by wire transfer in accordance with the instructions set forth in the Delivery Date Notice an amount in immediately available funds on the Delivery Date equal to such Participant's Commitment.

         (b) Notes and Certificates. Each Lender's Loan shall be evidenced by a separate Class A or Class B Note or Notes issued to such Lender and repayable in accordance with, and with Interest accruing pursuant to, the terms of the Loan Agreement. The amounts made available by each Certificate Purchaser shall be evidenced by a separate Certificate issued by Certificate Trustee to each Certificate Purchaser. Each Certificate shall accrue Yield at the Yield Rate on the Certificate Amount thereof, payable as more fully set forth in the Trust Agreement.

         Section 2.2. Application of Funds; Acquisition and Lease of Units. On the Delivery Date, upon (a) receipt by Agent of all amounts to be paid by the Participants pursuant to Section 2.1, and (b) satisfaction or waiver of each of the conditions set forth in Article III, (i) Certificate Trustee shall acquire record title to the Acquired Property, as specified in the Delivery Date Notice,
(ii) in consideration therefor, Agent, on behalf of Certificate Trustee, shall pay, from the funds made available by the Participants pursuant to Section 2.1, an amount equal to the aggregate Purchase Price of the Acquired Property in immediately available funds remitted by wire transfer to the account specified by Lessee in the Delivery Date Notice, and (iii) Certificate Trustee shall lease to Lessee the Acquired Property, and Lessee shall accept delivery of and lease from Certificate Trustee such Acquired Property, pursuant to the Lease.

         Section 2.3. Time and Place of Delivery Date. The Delivery Date shall take place on the Delivery Date set forth in the Delivery Date Notice, commencing at 10:00 a.m., Chicago time, at the offices of Chapman and Cutler, 111 West Monroe Street, Chicago, Illinois 60603, subject to the following:

                   (i) the Funding and Delivery Date shall occur on a Business Day on or after the date hereof and not later than December 30, 1999, it being understood that there may be a Funding without the consummation of the transactions to occur on the Delivery Date if Lessee has postponed the Delivery Date pursuant to Section 2.4, so long as the Delivery Date occurs not later than December 30, 1999; and

                  (ii) in no event shall the aggregate amount advanced by the Participants exceed the total Commitments of all Participants, nor shall the aggregate amount advanced by any Participant exceed such Participant's Commitment.

         Section 2.4. Postponement of Delivery Date. In the event that the Participants shall make the Funding requested pursuant to the Delivery Date Notice and the transactions contemplated to occur on the Delivery Date shall not have been consummated on the date specified in such Delivery Date Notice, Lessee shall pay to Agent, for the benefit of (a) the Certificate Purchasers, yield on the amount funded by each Certificate Purchaser at the Yield Rate, and (b) the Lenders, interest on the amount funded by each Lender at the Interest Rate, in each case less any interest or other amounts earned by Agent investing such funded amounts, which interest shall be for the ratable benefit of the Participants; provided that this provision shall not be construed to require Agent to invest such funds in interest-bearing accounts. Such interest shall be due and payable by Lessee upon the consummation of the Delivery Date and such payment shall be an additional condition precedent to such Delivery Date; provided, however, that no additional Delivery Date Notice shall be required to be given if such Delivery Date is postponed and thereafter consummated; and provided, further, that if such Delivery Date shall not have occurred by the first to occur of (a) the second (2nd) Business Day following the Funding in respect thereof and (b) December 30, 1999, then all such interest shall be due and payable on such date, and Agent shall refund to each Participant all amounts funded by such Participant, plus any amounts due pursuant to Section 7.7 (which Lessee shall pay to Agent for the benefit of the Participants). Upon a Participant funding the amount of its Commitment, the Commitment of such Participant shall terminate.

         Section 2.5. Participants' Instructions to Certificate Trustee and Payments to Participants. (a) Each Participant agrees that the making of its monies available pursuant to Section 2.1 shall constitute, without further act, authorization and direction by such Participant to Certificate Trustee to take the actions specified in Section 1.1 of the Trust Agreement.

         (b) The parties to this Participation Agreement hereby agree that any payment required to be made to the Participants by Certificate Trustee pursuant to any Operative Document may be made directly to the Participants by Lessee, or to Agent pursuant to the Loan Agreement for the benefit of the Participants, in lieu of the corresponding payment required to be made by Lessee to Certificate Trustee pursuant to any Operative Document. Such payment by Lessee to the Participants or to Agent pursuant to the Loan Agreement for the benefit of the Participants, shall be deemed to constitute: (i) the required payment from Lessee to Certificate Trustee, and (ii) the corresponding payment by Certificate Trustee to the Participants.

         Section 2.6. Nature of Transaction. It is the intention of the parties that:

                   (a) the Overall Transaction constitutes an operating lease from Lessor to Lessee for purposes of Lessee's financial reporting;

                   (b) for all other purposes including federal, state and local income tax, property tax, transfer tax, bankruptcy (including the substantive law upon which bankruptcy proceedings are based), regulatory and real estate, commercial law and UCC purposes:

                            (i) the Overall Transaction  constitutes a financing
                  by the Participants to Lessee, the Overall Transaction preserves beneficial ownership in the Units in Lessee, and the obligations of Lessee to pay Basic Rent shall be treated as payments of interest, yield and/or principal to the Participants, and the payment by Lessee of any amounts in respect of the Lease Balance shall be treated as payments of principal to the Participants;

                           (ii) Lessor is the owner of record and holds title in
                  the Acquired Property as security for Lessee's obligations under the Operative Documents, and the Lease grants a security interest or a lien, as the case may be, in the Units and the other Lessee Collateral in favor of the Lessor, and for the benefit of the Participants; and

                          (iii) the  Assignment  of Lease and Rent creates Liens
                  and security interests in the Lessor Collateral for the benefit of all of the Participants.

Nevertheless, Lessee acknowledges and agrees that none of Certificate Trustee, Agent, Arranger, or any Participant has made any representations or warranties concerning the tax, accounting or legal characteristics of the Operative Documents or any aspect of the Overall Transaction and that Lessee has obtained and relied upon such tax, accounting and legal advice concerning the Operative Documents and the Overall Transaction as it deems appropriate.

         Section 2.7. Amounts Due. Anything else herein or elsewhere to the contrary notwithstanding, it is the intention of Lessee, Certificate Trustee and Participants that: (i) the amount and timing of installments of Basic Rent due and payable from time to time from Lessee under the Lease shall be equal to the aggregate payments due and payable in respect of principal amortization of the Notes, if any, Interest accrued on the Notes and Yield accrued on the Certificates on each Payment Date; (ii) if Lessee elects the Early Termination Option or the Purchase Option or becomes obligated to purchase the Units under the Lease, the principal of the Notes, the Certificate Amounts, all Interest and Yield thereon, all Fees and Transaction Costs and all other obligations of Lessee owing to the Participants, Agent and Certificate Trustee shall be paid in full by Lessee in accordance with Article IX of the Lease; (iii) if Lessee properly elects the Sale Option and remarkets the Units in accordance with
Article IX of the Lease, Lessee shall only be required to pay the Proceeds of the sale of the Units and, if the Proceeds are less than the Lease Balance, the amount of such difference but not more than the Applicable Percentage Amount, all in accordance with Article IX of the Lease, and any amounts due pursuant to
Section 7.3 hereof and Section 9.4 of the Lease (which aggregate amounts may be less than the Lease Balance) together with all other Supplemental Rent then due and payable; and (iv) upon the occurrence and continuance of a Lease Event of Default resulting in an acceleration of Lessee's obligation to purchase the Units under the Lease, the amounts then due and payable by Lessee under the Lease shall include all amounts necessary to pay in full the outstanding principal under the Notes, the Certificate Amounts and all accrued Interest and Yield thereon, plus all other amounts then payable by Lessee to Participants, Agent and Certificate Trustee under the Operative Documents.

         Section 2.8. Computations. For all purposes under the Operative Documents, all computations of Interest, Yield and other accrued amounts (including, without limitation, the Overdue Rate) shall be made on the basis of a 360-day year and the actual days elapsed, unless otherwise specifically provided herein.

         Section 2.9. Determination of Interest Rate and Yield Rate. (a) The amount of principal outstanding on the Notes shall accrue Interest at the rate per annum equal to the Interest Rate applicable to the Class of such Note. The amount of Certificate Amounts outstanding from time to time shall accrue Yield at the rate per annum equal to the Yield Rate. Agent shall as soon as practicable, but in no event later than 11:00 a.m., New York time, two (2) Business Days prior to the effectiveness of each LIBO Rate, notify Certificate Trustee, Lessee and the Participants of such LIBO Rate and the corresponding Interest Rates and Yield, as applicable, but failure to so notify shall not affect the obligations of the parties hereunder or under the other Operative Documents. Accrued Interest and Yield shall be due and payable by Lessee as Basic Rent on each applicable Payment Date and on the Lease Expiration Date. If all or any portion of the principal under the Notes, the Certificate Amounts, any accrued Interest or Yield payable thereon or any other amount payable hereunder shall not be paid when due (whether at stated maturity, acceleration or otherwise), such overdue amount shall bear interest at a rate per annum which is equal to the Overdue Rate and shall be payable from time to time on demand as Supplemental Rent. If at any time the rate on which Interest or Yield accrues cannot be determined by reference to a LIBO Rate, or if such rate becomes unavailable or illegal, then the rate on which Interest or Yield accrues shall be determined as provided at Section 7.6.

         (b) During such time as the LIBO Rate applies to any of the Notes or Certificates, Interest in respect of such Notes and Yield in respect of such Certificates shall be calculated on the basis of a 360-day year and the actual days elapsed. During such time as the Alternate Base Rate determined by reference to the Reference Rate applies to any of the Notes or Certificates, Interest in respect of such Notes and Yield in respect of such Certificates shall be calculated on the basis of a 365 (or 366, as applicable) day year and the actual days elapsed. During such time as the Alternate Base Rate determined by reference to the Federal Funds Effective Rate applies to any of the Notes or Certificates, Interest in respect of such Notes and Yield in respect of such Certificates shall be calculated on the basis of a 360-day year and the actual days elapsed.

         (c) Each determination of an Interest Rate pursuant to any provision of this Agreement and the determination of the corresponding Yield shall be conclusive and binding on Certificate Trustee, Lessee and the Participants in the absence of manifest error.

        Section 2.10. Obligations Several. The obligations of the Participants hereunder or elsewhere in the Operative Documents shall be several and not joint; and no Participant shall be liable or responsible for the acts or defaults of any other party hereunder or under any other Operative Document.

        Section 2.11. Fees. Lessee shall pay any and all fees described in the succeeding provisions of this
Section 2.11 (collectively, "Fees"):

                   (a) The Fees specified in the Arranger's Fee Letter, in the amounts and on the dates set forth therein;

                   (b) The Fees of the Bank, for its own account, specified in the Trustee Fee Letter and the Fees of the Agent, for its own account, specified in the Agent Fee Letter, in each case in the amounts and on the dates set forth therein; and

                   (c) An upfront fee to each Participant as specified in the Arranger's Fee Letter, such upfront fee to be payable on the date it acquires its interest in the Notes and/or Certificates.

        Section 2.12. Extension of Lease Expiration Date and Final Maturity Date. (a) Lessee may request in writing (the "Extension Option Request") to the Agent, Certificate Trustee and each of the Participants that each of the Participants agrees that Lessee be granted the right (the "Extension Option") pursuant to the Lease to extend the Lease Term (the "Lease Extension") for up to two (2) additional one-year periods commencing on the last day of the then current Lease Term, as applicable (each, a "Lease Renewal Term") and that the Final Maturity Date be correspondingly extended to the extended Lease Expiration Date; provided that the lessee under the Other Lease shall have concurrently requested a similar extension of the term of the Other Lease. Such Extension Option Request must be delivered in writing to Certificate Trustee and Agent not later than 270 days nor more than 360 days prior to the expiration of the Lease Term. Agent and Certificate Trustee shall promptly forward such notice to the Certificate Purchasers and the Lenders, respectively. Each Participant will notify the Certificate Trustee in writing of whether or not it has consented to such Extension Option Request not later than 45 days after receipt of the Extension Option Request (the "Extension Option Response Date"). Any Participant who does not so notify Certificate Trustee by the Extension Option Response Date will be deemed to be, and any Participant that has notified the Certificate Trustee that it has not consented to an Extension Option Request will be, a Non-Consenting Participant. Each Participant's determination with respect to an Extension Option Request shall be a new credit determination and within such Participant's sole and absolute discretion and may be conditioned upon such terms and conditions as deemed appropriate by the consenting Participants, including the modification of the Applicable Percentage Amount, receipt of such financial information, documentation or other information or conditions as may be reasonably requested by such Participant, the receipt of an appraisal of the Units (in form and substance satisfactory to the Participants) opining that the Appraised Value of the Units on an in-place, in-service basis at the end of the first or second Lease Renewal Term, as applicable, is reasonably expected to be at least 95.50% of the aggregate Purchase Price (with respect to the first Lease Renewal Term) and at least 94.50% (with respect to the second Lease Renewal
Term).

         The Extension Option shall become effective as of the first date (the "Extension Effective Date") on or after the Extension Option Response Date on which all of the Participants (other than Non-Consenting Participants who have been replaced by Replacement Participants in accordance with Section 2.12(b)) and Replacement Participants shall have consented to such Lease Extension;

                  provided that on both the date of the Extension Option Request and the Extension Effective Date: (w) each of the representations and warranties made by the Certificate Trustee and Lessee in or pursuant to the Operative Documents shall be true and correct as if made on and as of each such date (except to the extent any such representation or warranty specifically relates to an earlier date), (x) Lessee shall not have elected the Purchase Option or Sale Option, (y) no Lease Default or Lease Event of Default shall have occurred and be continuing, and
         (z) on each of such dates, the Certificate Trustee shall have received a certificate of Lessee as to the matters set forth in clauses (x) and
         (y) above; and

                  provided further that in no event shall the Extension Effective Date occur unless (x) each of the Participants (other than Non-Consenting Participants who have been replaced in accordance with
         Section 2.12(b)) and the Replacement Participants shall have consented to the Extension Option Request on or before the expiration of the Lease Term, and (y) each of the participants under the Other Transaction shall have consented to the corresponding extension option request on or before the expiration of the term of the Other Lease.

         (b) At any time after the Extension Option Response Date, Lessee shall be permitted to replace any Non-Consenting Participant with a replacement bank or other financial institution (a "Replacement Participant"), and such Non-Consenting Participant shall sell (without recourse) to the Replacement Participant all Notes and/or Certificates of such Non-Consenting Participant for an amount equal to the aggregate outstanding principal amount of such Notes and/or Certificates plus accrued Interest and Yield thereon to (but not including) the date of sale, provided that: (i) such replacement does not conflict with any Applicable Laws and Regulations, (ii) the Lessee shall pay to such Non-Consenting Participant any amounts arising under Section 7.7 if any Notes and/or Certificates of such Non-Consenting Participant shall be purchased other than on the last day of the Payment Period relating thereto, (iii) such replacement shall be made in accordance with the provisions of Section 6.3 (provided that the relevant Replacement Participant or Lessee shall be obligated to pay the transaction costs arising in connection therewith), (iv) the Replacement Participant shall have agreed to be subject to all of the terms and conditions of the Operative Documents, and (v) such replacement must be consummated no later than thirty (30) days prior to the expiration of the Lease Term. A Non-Consenting Participant's rights under the indemnification provisions of the Operative Documents shall survive any sale of its Notes and/or Certificates to a Replacement Participant.


                                   ARTICLE III

                           CONDITIONS TO DELIVERY DATE

         Section 3.1. Conditions to Delivery Date. The obligation of each Participant to perform its obligations on the Delivery Date shall be subject to the fulfillment to the reasonable satisfaction of, or the waiver by, such Participant of the conditions precedent set forth in this Section 3.1 on or prior to the Delivery Date (except that the obligation of any party hereto shall not be subject to such party's own performance or compliance):

                   (a) Delivery Date Notice. Lessee shall have delivered to Agent, Certificate Trustee and each Participant, not later than three
         (3) Business Days prior to the proposed Delivery Date, an irrevocable notice substantially in the form of Exhibit B (a "Delivery Date Notice"), setting forth (i) the proposed Delivery Date, (ii) a description (including, if available, model, make and identification number) of each Unit to be purchased on the Delivery Date, (iii) the aggregate Purchase Price of such Units, (iv) the respective Purchase
         Price of each Unit and (v) wire transfer instructions for the disbursement of funds.

                   (b) Authorization, Execution and Delivery of Documents; No Default. This Agreement, the Lease, the Assignment of Lease and Rent, the Trust Agreement, the Certificates, the Loan Agreement and the Notes shall have been duly authorized, executed and delivered by each of the other parties thereto, shall (to the extent the form and substance thereof shall not be prescribed hereby) be in form and substance satisfactory to each Participant and an executed counterpart of each thereof (except for the Certificates and the Notes, originals of which shall only be delivered to the applicable Participant, and the original counterpart of the Lease, which shall be delivered to the Agent) shall have been received by each of the Participants, Agent and Certificate Trustee. Each Participant shall have received an original, duly executed Note and/or Certificate, as applicable, registered in such Participant's name. Each of the documents referred to above shall be in full force and effect as to all other parties and no Lease Default or Lease Event of Default shall have occurred or be continuing.

                   (c) Litigation. No action or proceeding shall have been instituted or threatened nor shall any governmental action be instituted or threatened before any Governmental Authority, nor shall any order, judgment or decree have been issued or proposed to be issued by any Governmental Authority, to set aside, restrain, enjoin or prevent the performance of this Agreement or any transaction contemplated hereby or by any other Operative Document or which is reasonably likely, in the reasonable opinion of each Participant, to have a Material Adverse Effect.

                   (d) Legality, etc. In the opinion of each Participant or its counsel, the transactions contemplated by the Operative Documents shall not violate any Applicable Laws and Regulations and no change shall have occurred or been proposed in Applicable Laws and Regulations that would make it uneconomic or illegal for any party to any Operative Document to participate in any of the transactions contemplated by the Operative Documents or otherwise would prohibit the consummation of any transaction contemplated by the Operative Documents or expand the duties, obligations and risks of such Participant.

                   (e) Approvals. (x) All approvals and consents required or advisable to be taken, given or obtained, as the case may be, by or from any trustee or holder of any Indebtedness or obligation of Lessee, that are necessary at such time for the execution, delivery and performance of the Operative Documents shall have been taken, given or obtained as the case may be, shall be in full force and effect and the time for appeal with respect to any thereof shall have expired (or, if an appeal shall have been taken, the same shall have been dismissed) and shall not be subject to any pending proceedings or appeals (administrative, judicial or otherwise).

                   (y) All approvals, consents, exemptions,  authorizations,  or other actions by, or notices to, or filing with, any Governmental Authority necessary or required in connection with (a) the execution, delivery or performance by, or enforcement against, the Lessee Guarantor or Lessee of this Agreement or any other Operative Document, or (b) the continued operation of Lessee's business as contemplated to be conducted after the date hereof by the Operative Documents shall have been obtained on or before the Delivery Date, except in the case of such approvals, consents, exemptions, authorizations or other actions, notices or filings (i) as have been obtained, (ii) as may be required under state securities or Blue Sky laws, (iii) as are of a routine or administrative nature and are either (A) not customarily obtained or made prior to the consummation of transactions such as the transactions described in clauses (a) or (b) or (B) expected in the judgment of Lessee to be obtained in the ordinary course of business subsequent to the consummation of the transactions described in clauses
         (a) or (b), or (iv) that, if not obtained, could not reasonably be expected to have a Material Adverse Effect.

                   (f) Requirements of Law. In the reasonable opinion of Certificate Trustee, Agent and the Participants and their respective counsel, the Overall Transaction does not and will not violate any Applicable Laws and Regulations and does not and will not subject Certificate Trustee, Agent or any Participant to any adverse regulatory prohibitions or constraints.

                   (g) Corporate Status and Proceedings. On or prior to the Delivery Date, each of the Participants, Agent and Certificate Trustee shall have received:

                            (i) certificates of existence and good standing with
                  respect to Lessee and the Lessee Guarantor from the Secretary of State of the state of its organization dated no earlier than the 30th day prior to the Delivery Date;

                           (ii) copies of Lessee's Certificate of Incorporation,
                  certified by the Secretary of State of the state of its organization dated no earlier than the 30th day prior to the Delivery Date;

                          (iii) certificates of the Secretary or Assistant Secretary of the Lessee and of Lessee Guarantor, in form and substance satisfactory to Agent and the Participants, and attaching and certifying as to (A) the director's resolutions in respect of the execution, delivery and performance by Lessee and Lessee Guarantor of each Operative Document to which it is or will be a party, (B) Lessee and Lessee Guarantor's certificate of incorporation and bylaws and (C) the incumbency and signatures of persons authorized to execute and deliver documents on behalf of Lessee and Lessee Guarantor; and

                           (iv) Officer's Certificates of Lessee and Lessee Guarantor substantially in the form of Exhibits L-1 and L-2, respectively.

                   (h) Certificate Trustee Officer's Certificate. Each Participant and Agent shall have received (x) a certificate of the Secretary or Assistant Secretary of Certificate Trustee attaching and certifying as to: (i) the corporate authority for the execution, delivery and performance by Certificate Trustee of each Operative Document to which it is or will be a party, (ii) its organizational documents, (iii) its by-laws, (iv) the incumbency and signature of persons authorized to execute and deliver such documents on behalf of Certificate Trustee and (y) a good standing certificate from the appropriate Governmental Authority as to Certificate Trustee's good standing.

                   (i) Equipment List. Lessee shall have delivered to Agent the initial Equipment Lists for each State in which the Units are located, setting forth the description of the Units, the serial numbers thereof (if available), Lessee's internal unit numbers thereof, Lessee's
         District for administration thereof and either Lessee's customer mailing and/or street address or the address of Lessee's storage location, as applicable, as of the Delivery Date.

                   (j) Performance. Lessee shall have performed and complied with all agreements and conditions contained herein and in any other Operative Document to which Lessee is a party required to be performed or complied with by Lessee, on or prior to the Delivery Date.

                   (k) Representations and Warranties True; Absence of Defaults Each representation and warranty of Lessee made as of the Delivery Date contained herein or in any other Operative Document shall be true and correct in all material respects as though made on and as of the Delivery Date, except that any such representation or warranty which is expressly made only as of an earlier date need be true only as of such date. No Lease Event of Default or Lease Default or default under any other Operative Document shall have occurred and be continuing.

                   (l) Appraisal. At least five (5) Business Days prior to the Delivery Date, Certificate Trustee, Agent and each Participant shall have received an Appraisal from the Appraiser to their satisfaction opining (by use of appraisal methods satisfactory to the Participants):

                            (i)     that the  Appraised  Value of the Units on
the Delivery  Date is at least equal
                  to the aggregate Purchase Price;

                           (ii) that the Appraised Value of the Units at the end
                  of the Lease Term (exclusive of any Lease Renewal Terms) is reasonably expected to be at least 96.50% of the aggregate Purchase Price;

                          (iii)     that the  remaining  economic  useful  life
 of each Unit is not less than eight
                  (8) years; and

                           (iv) that the value  set forth in clause  (ii)  above
                  was determined on an in-place, in-service basis.

                   (m) Bill of Sale. Lessee shall have executed and delivered to Lessor a bill of sale (a "Bill of Sale") with respect to the Acquired Property to be sold by it to Lessor on the Delivery Date in the form of
         Exhibit I hereto.

                   (n) Acceptance Certificate. Lessee shall inspect to its satisfaction and accept the Acquired Property by delivering to
         Certificate Trustee, Agent and the Participants an acceptance certificate (the "Acceptance Certificate") in the form of Exhibit E hereto whereupon (i) subject to the payment of the Purchase Price for the Acquired Property, the Acquired Property shall immediately become subject to and be governed by all the provisions of the Lease and (ii) Lessee shall be deemed by delivering the Acceptance Certificate to have reaffirmed each of its representations and warranties set forth in
         Section 4.1 hereof.

                   (o) Lien Searches; Filings and Recordings. At least five (5) Business Days prior to the Delivery Date, Agent and the Participants shall have received lien search results against Lessee in each State where the Units are located. On the Delivery Date, all filings or recordings enumerated and described in Schedule 3.1(o) hereof, as well as all other filings and recordings necessary or advisable in the opinion of counsel to the Participants, to perfect the rights, title and interest of Certificate Trustee, the Participants and the Agent intended to be created by the Operative Documents shall have been made in the appropriate places or offices.

                   (p) Transaction Costs; Fees. On or prior to the Delivery Date, Lessee shall have paid any Transaction Costs invoiced and not previously paid and any Fees required to be paid on the Delivery Date pursuant to Section 2.11.

                   (q) Opinions of Counsel. On the Delivery Date, Certificate Trustee, Agent and the Participants shall have received opinions of William von Glomm, internal counsel to Lessee, and Ray, Quinney & Nebeker, special counsel to the Certificate Trustee and to Agent, dated the Delivery Date and substantially in the forms of Exhibits H-1, H-2 and H-3 respectively, with respect to the Overall Transaction.

                   (r) Payment of Taxes. All Taxes due and payable on or prior to the Delivery Date in connection with the execution, delivery, recording or filing of any of the Operative Documents, in connection with the filing of any of the financing statements and any other documents, in connection with the consummation of any other transactions contemplated hereby or by any of the other Operative Documents, shall have been paid in full by Lessee.

                   (s) Insurance. On or prior to the Delivery Date, Agent, Certificate Trustee and each Participant shall have received a current certificate of insurance, and the insurance complying with Section 6.2 of the Lease shall be in full force and effect, and there shall be no past due premiums in respect of any such insurance.

                   (t) Absence of Material Adverse Effect. Since July 31, 1999, no Material Adverse Effect shall have occurred.

                   (u) No Casualty; No Liens. No Casualty shall have occurred with respect to any Unit being delivered on the Delivery Date. The Units shall be free and clear of all Liens other than Permitted Liens.

                   (v) Syndication Agreement. Lessee and Arranger shall have entered into a syndication agreement in form and substance reasonably satisfactory to them (the "Syndication Agreement") with respect to the Notes and the Certificates.

                   (w) Credit Agreement Amendment. Ferrellgas, the General Partner, the Credit Agreement Banks and the other parties to the Credit Agreement shall have entered into the Third Amendment to Second Amended and Restated Credit Agreement.

                   (x) Acquisition. The Thermogas Acquisition shall have been consummated.

                   (y) Proceedings Satisfactory, Etc. All proceedings taken in connection with the Delivery Date and all documents relating thereto shall be reasonably satisfactory to Agent, Certificate Trustee, each Participant and their respective counsel, and each such Person shall have received copies of such documents as they may reasonably request in connection therewith, all in form and substance reasonably satisfactory to each such Person.

         Section 3.2. Condition Subsequent. It shall be condition subsequent to the obligation of each Participant to perform its obligations on the Delivery Date that immediately upon the occurrence of the Delivery Date and the consummation of the Thermogas Acquisition, Ferrellgas, LP shall have assumed all obligations of Lessee under this Agreement and the other Operative Documents pursuant to the Assumption Agreement.


                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

         Section 4.1. Representations and Warranties of Lessee. As of the Effective Date, Lessee makes the representations and warranties set forth in this Section 4.1 to each of the other parties hereto:

                   (a) Corporate or Partnership Existence and Power. The General Partner, the MLP, Lessee
         and each of its Subsidiaries:

                            (i)     is a corporation or partnership  duly
organized,  validly  existing and in good
                  standing under the laws of the jurisdiction of its formation;

                           (ii) has the power and authority and all governmental
                  licenses, authorizations, consents and approvals to own its assets, carry on its business as now being or as proposed to be conducted and to execute, deliver, and perform its obligations under the Operative Documents;

                          (iii) is duly  qualified as a foreign  corporation  or
                  partnership and is licensed and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification or license or where the failure so to qualify would have a Material Adverse Effect; and

                           (iv) is in compliance with all material  Requirements
of Law.

                   (b) Corporate or Partnership Authorization; No Contravention. The execution, delivery and performance by Lessee and the General Partner of this Agreement and each other Operative Document to which the General Partner or Lessee is party, have been duly authorized by all necessary partnership action on behalf of Lessee and all necessary corporate action on behalf of the General Partner, and do not and will not:

                            (i)     contravene the terms of any of the General
Partner's or Lessee's  Organization
                  Documents;

                           (ii) conflict with or result in any breach or contravention of, or the creation of any Lien under, any document evidencing any Contractual Obligation to which the General Partner or Lessee is a party or any order, injunction, writ or decree of any Governmental Authority to which such Person or its property is subject where such conflict, breach, contravention or Lien could reasonably be expected to have a Material Adverse Effect; or

                          (iii) violate any material Requirement of Law.

                   (c) Governmental Authorization. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with (a) the execution, delivery or performance by, or enforcement against, the General Partner or Lessee of this Agreement or any other Operative Document, or (b) the continued operation of Lessee's business as contemplated to be conducted after the date hereof by the Operative Documents, except in each case such approvals, consents, exemptions, authorizations or other actions, notices or filings (i) as have been obtained, (ii) as may be required under state securities or Blue Sky laws, (iii) as are of a routine or administrative nature and are either
         (A) not customarily obtained or made prior to the consummation of transactions such as the transactions described in clauses (a) or (b) or (B) expected in the judgment of Lessee to be obtained in the ordinary course of business subsequent to the consummation of the transactions described in clauses (a) or (b), or (iv) that, if not obtained, could not reasonably be expected to have a Material Adverse Effect.

                   (d) Binding Effect. This Agreement and each other Operative Document to which the General Partner or Lessee is a party constitute the legal, valid and binding obligations of such Person, enforceable against such Person in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

                   (e) Litigation. There are no actions, suits, proceedings, claims or disputes pending, or to the best knowledge of Lessee, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, against the General Partner, the MLP, Lessee or any of its Subsidiaries or any of their respective properties which:

                            (i)     purport to affect or pertain to this
Agreement or any other Operative  Document
                  or any of the transactions contemplated hereby or thereby; or

                           (ii) if determined adversely to Lessee or its Subsidiaries, would reasonably be expected to have a Material Adverse Effect. No injunction, writ, temporary restraining order or any order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery or performance of this Agreement or any other Operative Document, or directing that the transactions provided for herein or therein not be consummated as herein or therein provided.

                   (f) No Default. No Lease Default or Lease Event of Default exists or would result from Lessee entering into the Overall Transaction or the incurring, continuing or converting of any Obligations by Lessee. As of the Delivery Date, neither Lessee nor any Affiliate of Lessee is in default under or with respect to any Contractual Obligation in any respect which, individually or together with all such defaults, could reasonably be expected to have a Material Adverse Effect, or that would, if such default had occurred after the Delivery Date, create a Lease Event of Default under Section 8.1(e) of the Lease.

                   (g) ERISA Compliance. (i) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law. Each Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS and to the best knowledge of Lessee and the General Partner, nothing has occurred which would cause the loss of such qualification.

                  (ii) There are no pending, or to the best knowledge of Lessee and the General Partner, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect. There has been no prohibited transaction or other violation of the fiduciary responsibility rule with respect to any Plan which could reasonably result in a Material Adverse Effect.

                 (iii) No ERISA Event has occurred or is reasonably expected to occur with respect to any Pension Plan.

                  (iv) No Pension Plan has any Unfunded Pension Liability, except that the Ferrellgas, Inc. Retirement Income Plan has an Unfunded Pension Liability in an amount not in excess of $448,221 however, the Ferrellgas, Inc. Retirement Income Plan is not underfunded.

                   (v) Lessee has not incurred, nor does it reasonably expect to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA).

                  (vi) Lessee has not transferred any Unfunded Pension Liability to any Person or otherwise engaged in a transaction that could be subject to Section 4069 of ERISA.

                 (vii) Except as specifically disclosed in Schedule 4.1(g), no trade or business (whether or not incorporated under common control with Lessee within the meaning of Section 414(b), (c), (m) or (o) of the Code) maintains or contributes to any Pension Plan or other Plan subject to Section 412 of the Code. Except as specifically disclosed in
         Schedule 4.1(g), neither Lessee nor any Person under common control with Lessee (as defined in the preceding sentence) has ever contributed to any multiemployer plan within the meaning of Section 4001(a)(3) of ERISA.

                   (h) Use of Proceeds; Margin Regulations. The proceeds of the sale of the Units, the Certificates and the Notes are to be used solely for the purposes set forth in and permitted by Section 5.11 and Section
         5.23 and 5.24. Neither Lessee nor any Affiliate of Lessee is generally engaged in the business of purchasing or selling Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock.

                   (i) Title to Properties. Lessee and each Subsidiary have good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of their respective businesses, except for such defects in title as could not, individually or in the aggregate, have a Material Adverse Effect. As of the Delivery Date and subject to the preceding sentence, the property of Lessee and its Subsidiaries (other than the Units) is subject to no Liens other than Permitted Encumbrances.

                   (j) Taxes. The General Partner has filed all Federal and other material tax returns and reports required to be filed, for itself and for Lessee, and has paid all Federal and other material taxes, assessments, fees and other governmental charges levied or imposed upon it or its properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment against the Borrower that would, if made, have a Material Adverse Effect.

                   (k) Financial Condition. (i) The audited consolidated financial statements of the General Partner, Lessee, the MLP and their respective Subsidiaries dated July 31, 1999 and the unaudited consolidated financial statements of the General Partner, Lessee, the MLP and their respective Subsidiaries dated October 31, 1999, in each case together with the related consolidated statements of income or operations, shareholders' equity and cash flows for the fiscal periods ended on those respective dates:

                            (A) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, subject to ordinary, good faith year end audit adjustments;

                            (B) fairly present the financial condition of Lessee
                  and its Subsidiaries as of the date thereof and results of operations for the period covered thereby; and

                            (C) show all material indebtedness and other liabilities, direct or contingent, of Lessee and its consolidated Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Contingent Obligations.

                  (ii) Since July 31, 1999, there has been no Material Adverse Effect.

                 (iii) The  General  Partner,  the MLP,  Lessee  and each of the other Subsidiaries of Lessee are each Solvent, both before and after giving effect to the consummation of each of the transactions contemplated by the Operative Documents.

                   (l) Environmental Matters. Lessee conducts in the ordinary course of business a review of the effect of existing Environmental Laws and existing Environmental Claims on its business, operations and properties, and as a result thereof Lessee has reasonably concluded that such Environmental Laws and Environmental Claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                   (m) Regulated Entities. None of Lessee or any Affiliate of Lessee, is an "Investment Company" within the meaning of the Investment Company Act of 1940. Lessee is not subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, any state public utilities code, or any other Federal or state statute or regulation limiting its ability to incur Indebtedness.

                   (n) No Burdensome Restrictions. Neither Lessee nor any Subsidiary is a party to or bound by any Contractual Obligation, or subject to any restriction in any Organization Document, or any Requirement of Law, which could reasonably be expected to have a Material Adverse Effect.

                   (o) Copyrights, Patents, Trademarks and Licenses, Etc. Lessee and its Subsidiaries own or are licensed or otherwise have the right to use all of the patents, trademarks, service marks, trade names, copyrights, contractual franchises, authorizations and other rights that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person. To the best knowledge of Lessee, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by Lessee or any Subsidiary infringes upon any rights held by any other Person. No claim or litigation regarding any of the foregoing is pending or, to the best knowledge of Lessee, threatened, and no patent, invention, device, application, principle or any statute, law, rule, regulation, standard or code is pending or, to the knowledge of Lessee, proposed, which, in either case, could reasonably be expected to have a Material Adverse Effect.

                   (p)   Subsidiaries   and   Affiliates.   Lessee  (a)  has  no
         Subsidiaries or other Affiliates except (i) those specifically disclosed in part (a) of Schedule 4.1(p) hereto, (ii) one or more SPEs established in connection with Accounts Receivable Securitizations permitted by Section 5.21, (iii) Subsidiaries established in compliance with Section 5.37 and (iv) Thermogas (but only for so long as Thermogas shall be permitted to be operated as a Wholly-Owned Subsidiary of the Borrower as set forth in the proviso to Section 5.37) and (b) has no equity investments in any corporation or entity other than Subsidiaries and Affiliates disclosed in subsection (a) above and those Permitted Investments specifically disclosed in part (b) of Schedule 4.1(p).

                   (q) Insurance. The properties of Lessee and its Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of Lessee, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where Lessee or such Subsidiary operates.

                   (r) Tax Status. Lessee is subject to taxation under the Code only as a partnership and not as a corporation.

                   (s) Full Disclosure. None of the representations or warranties made by Lessee or any Affiliate of Lessee in the Operative Documents as of the date such representations and warranties are made or deemed made, and none of the statements contained in any exhibit, report, statement or certificate furnished by or on behalf of Lessee or any Affiliate of Lessee in connection with the Operative Documents contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading as of the time when made or delivered.

                   (t)     [Intentionally Reserved].

                   (u)     [Intentionally Reserved].

                   (v)     [Intentionally Reserved].

                   (w) Year 2000. Lessee and its Subsidiaries have reviewed the areas within their business and operations which could be adversely affected by, and have developed or are developing a program to address on a timely basis, the "Year 2000 Problem" (that is, the risk that computer applications used by Lessee and its Subsidiaries may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date on or after December 31, 1999), and have made related appropriate inquiry of material suppliers and vendors. Based on such review and program, Lessee believes that the "Year 2000 Problem" will not have a Material Adverse Effect.

                   (x) Title; Liens. Lessee has good and marketable title to each Unit and the other Acquired Property to be sold and delivered to Certificate Trustee, free and clear of all Liens other than Permitted Liens. Lessee has not granted, nor will it grant, any Lien (other than any Permitted Lien) on any Unit, any other Lessee Collateral or the Lease, to any Person other than Certificate Trustee; and no Lien (other than any Permitted Lien) has attached to any Unit, any other Lessee Collateral or the Lease, or in any manner has affected adversely Agent's and Certificate Trustee's rights and Lien therein.

                   (y) Security Interest. (i) Certificate Trustee has a valid and enforceable Lien in the Units and the other Lessee Collateral free and clear of all Liens other than Permitted Liens and, upon the filing of the items listed on Schedule 3.1(o), Certificate Trustee will have a perfected first priority Lien of record in the Units and in the other Lessee Collateral as against all Persons including Lessee and its creditors, free and clear of all Liens other than Permitted Liens.

                  (ii) Agent has a valid and enforceable Lien in the Lessor Collateral free and clear of all Liens other than Permitted Liens and, upon the filing of the items listed on Schedule 3.1(o), Agent will have a perfected first priority Lien of record in the Lessor Collateral as against all Persons including Lessee, Certificate Trustee and their creditors, free and clear of all Liens other than Permitted Liens.

                   (z) The Units. The Purchase Price for each item of Acquired Property does not exceed the Appraised Value of such item of Acquired Property at the time of the sale to Certificate Trustee hereunder and the aggregate Purchase Price for all Acquired Property does not exceed the Appraised Value of all of the Acquired Property at the time of the sale to Certificate Trustee hereunder.

                  (aa) No Transfer Taxes. No sales, use, excise, transfer or other tax, fee or imposition shall result from the sale, transfer or purchase of any Acquired Property or any Certificate or Note pursuant to this Agreement, except such taxes, fees or impositions that have been paid in full.

                  (bb) Casualties, Etc. No Casualty has occurred and is continuing and there is no action pending or, to the best of Lessee's knowledge, threatened by any Governmental Authority to initiate a
         Casualty.

                  (cc) Chief Executive Office of Lessee. The principal place of business and chief executive office, as such terms are used in Section 9-103(3) of the UCC, of Lessee are each located at One Liberty Plaza, Liberty, Missouri 64068.

                  (dd) Compliance with Law. The Units and the current use and operation thereof and thereon do not violate any Applicable Laws and Regulations in any material respect, including, without limitation, any thereof relating to occupational safety and health or Environmental Laws.

                  (ee) Subjection to Government Regulation. Neither Agent, Certificate Trustee nor any Participant will, solely by reason of entering into the Operative Documents or consummating the transactions contemplated thereby, become subject to ongoing regulation of its operations by any Governmental Authority or be required to qualify to do business in any jurisdiction.

                  (ff) Licenses, Registrations and Permits. All material licenses, approvals, authorizations, consents and permits required for the use and operation of each Unit have been obtained from the appropriate Governmental Authorities having jurisdiction or from private parties, as the case may be.

                  (gg) Appraisal Data. The written information provided by Lessee and its Affiliates to the Appraiser and forming the basis for the conclusions set forth in the Appraisal, taken as a whole, was true and correct in all material respects and did not omit any information known and available to Lessee necessary to make the information provided not misleading.

                  (hh) Private Offering. Neither Lessee nor anyone authorized to act on its behalf has, directly or indirectly, solicited any offers to acquire, offered or sold: (i) any interest in the Certificates, the Notes, the Units, the Trust Estate, the Lease or the Operative Documents in violation of Section 5 of the Securities Act or any state securities laws, or (ii) any interest in any security or lease the offering of which, for purposes of the Securities Act or any state securities laws, would be deemed to be part of the same offering as the offering of the aforementioned interests. Neither it nor anyone authorized to act on its behalf was involved in (y) offering or soliciting offers for the Certificates or Notes (or any similar securities) or (z) selling Certificates or Notes (or any similar securities) to any Person other than the Certificate Purchasers and Lenders identified and contacted by the Arranger.

                  (ii) Unit Insurance. The Units are covered by the insurance required by the Lease and all premiums in respect thereof have been paid.

                  (jj) Nature of Units. The Units constitute movable personal property and not real property or fixtures under the laws of the States where the Units are located.

                  (kk) Equipment List. The Equipment List delivered on the Delivery Date (except as to serial numbers) is true, correct and complete in all material respect s.

         Section 4.2. Representations and Warranties of Each Participant. As of the date of its execution of this Agreement, each Participant represents and warrants severally and only as to itself to each of the other parties hereto as follows:

                   (a) Due Organization, etc. It is duly organized and validly existing under the laws of the jurisdiction of its organization and has full corporate power and authority to enter into and perform its obligations as either a Lender or a Certificate Purchaser (as the case may be) under each Operative Document to which it is or is to be a party and each other agreement, instrument and document to be executed and delivered by it on or before the Delivery Date in connection with or as contemplated by each such Operative Document to which it is or is to be a party.

                   (b) ERISA. It is purchasing its interest in the Certificate(s) and/or the Note(s) to be acquired by it with assets that are either: (i) not assets of any Employee Benefit Plan (or its related trust) which is subject to Title I of ERISA or Section 4975 of the Code; or (ii) assets of any Employee Benefit Plan (or its related trust) which is subject to Title I of ERISA or Section 4975 of the Code, but there is available an exemption from the prohibited transaction rules under Section 406(a) of ERISA and Section 4975 of the Code and such exemption is immediately applicable to each transaction contemplated by the Operative Documents.

                   (c)   Investment  in  Notes  and   Certificates.   It  is  an
         institutional investor, it has been afforded an opportunity to investigate matters relating to Lessee and any Affiliate thereof and it is acquiring its interest in the Note(s) and/or Certificate(s) to be acquired by it for its own account for investment and not with a view to any distribution (as such term is used in Section 2(11) of the Securities Act) thereof, and if in the future it should decide to dispose of its interest in such Notes and/or Certificates, it understands that it may do so only in compliance with the Securities Act and the rules and regulations of the SEC thereunder and any applicable state securities laws. It is aware that the Notes and Certificates have not been registered under the Securities Act or qualified or registered under any state or other jurisdiction's securities laws. Neither it nor anyone authorized to act on its behalf has taken or will take any action which would subject the issuance or sale of any Note or Certificate to the registration requirements of
         Section 5 of the Securities Act. No representation or warranty contained in this Section 4.2(c) shall include or cover any action or inaction of Lessee or any Affiliate thereof whether or not purportedly on behalf of any Participant, Agent, Certificate Trustee or any of their Affiliates. Notwithstanding the foregoing, but subject to the provisions of Article VI hereof, it is understood among the parties that the disposition of its property shall be at all times within its control. It and its respective agents and representatives have such knowledge and experience in financial and business matters as to enable them to utilize the information made available to them in connection with the transactions contemplated hereby, to evaluate the merits and risk of an investment in Notes and/or Certificates and to make an informed decision with respect thereto and such an evaluation and informed decision have been made.

         It understands and agrees that the Certificates and Notes will bear a legend that shall read substantially as follows:

                  "THIS [CERTIFICATE] [NOTE] HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY OTHER STATE SECURITIES OR "BLUE SKY" LAW, AND MAY NOT BE TRANSFERRED, SOLD OR OFFERED FOR SALE IN VIOLATION OF SUCH ACT OR LAWS."

         Section 4.3. Representations and Warranties of Certificate Trustee. As of the date of its execution of this Agreement and as of the Delivery Date, First Security Bank, National Association ("Bank"), in its individual capacity and not as Certificate Trustee (with the exception of the last sentence of subsection (c), which representation and warranty is made by Bank solely in its capacity as Certificate Trustee), represents and warrants to each of the other parties hereto as follows:

                   (a) Chief Executive Office. The Bank's chief executive office and principal place of business and the place where the documents, accounts and records relating to the Overall Transaction are kept is located at 79 South Main Street, Salt Lake City, Utah 84111.

                   (b) Due Organization, etc. The Bank is a national banking association duly organized and validly existing in good standing under the laws of the United States and has full corporate power and authority to execute, deliver and perform its obligations: (i) in its individual capacity under the Trust Agreement and, to the extent it is a party hereto in its individual capacity, this Agreement, and (ii) acting as Certificate Trustee under the Trust Agreement, under this Agreement and each other Operative Document to which it is or will be a party as Certificate Trustee.

                   (c) Due Authorization; Enforceability, etc. This Agreement and each other Operative Document to which the Bank is or will be a party have been or will be (to the extent it is to be a party thereto in its individual capacity), duly authorized, executed and delivered by or on behalf of the Bank (in its individual capacity) and are, or upon execution and delivery will be, legal, valid and binding obligations of the Bank (in its individual capacity), enforceable against it in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting creditors' rights generally and by general equitable principles. The Operative Documents to which the Certificate Trustee is a party constitute the legal, valid and binding obligations of the Certificate Trustee (acting solely as Certificate Trustee under the Trust Agreement, and not in its individual capacity), enforceable against it in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and by general equitable principles.

                   (d) No Conflict. The execution and delivery by (a) the Bank, in its individual capacity, of the Trust Agreement and, to the extent it is a party hereto in its individual capacity, this Agreement and (b) the Bank, in its capacity as Certificate Trustee, of each Operative Document to which Certificate Trustee is or will be a party, are not and will not be, and the performance by the Bank, in its individual capacity or as Certificate Trustee, as the case may be, of its obligations under each are not and will not be, inconsistent with the articles of association or by-laws of the Bank, do not and will not contravene any Applicable Laws and Regulations of the United States of America or the State of Utah relating to the banking or trust powers of the Bank and do not and will not contravene any provision of, or constitute a default under, any indenture, mortgage, chattel mortgage, deed of trust, lease, conditional sales contract, loan or credit arrangement or other agreement or instrument to which the Bank is a party or by which it or its properties may be bound or affected.

                   (e) No Approvals, etc. Neither the execution and delivery by Bank in its individual capacity or (assuming the due authorization, execution and delivery of the Trust Agreement by each Certificate Purchaser) as Certificate Trustee, as the case may be, of any of the Operative Documents to which it is a party requires the consent or approval of, or the giving of notice to or registration with, or the taking of any other action in respect of, any Governmental Authority or other United States of America or Utah body governing its banking practices.

                   (f) Litigation. There is no action, proceeding or investigation pending or, to its best knowledge, threatened against the Bank (in its individual capacity or as Certificate Trustee) which questions the validity of the Operative Documents, and there is no action, proceeding or investigation pending or, to its best knowledge, threatened which is likely to result, either in any case or in the aggregate, in any material adverse change in the ability of the Bank (in its individual capacity or as Certificate Trustee) to perform its obligations (in either capacity) under the Operative Documents to which it is a party.

                   (g) Certificate Trustee Liens. The Units are free and clear of all Certificate Trustee Liens attributable to the Bank (in its individual capacity) and no act or omission by it has occurred which would cause a Certificate Trustee Lien attributable to it.

                   (h) Securities Act. Neither the Bank (in its individual capacity or as a Certificate Trustee) nor anyone authorized to act on its behalf has, directly or indirectly, in violation of Section 5 of the Securities Act or any state securities laws, offered or sold any interest in the Certificates, the Units, the Lease, or the Operative Documents or in any security or lease the offering of which, for purposes of the Securities Act or any state securities laws, would be deemed to be part of the same offering as the offering of the aforementioned securities or lease, or solicited any offer to acquire any of the aforementioned securities or lease.

                   (i) Taxes.  There are no taxes payable by the Bank imposed by the State of Utah or any political subdivision thereof or by the United States of America in connection with the execution and delivery by the Bank of this Participation Agreement or the other Operative Documents to be delivered on the Delivery Date solely because the Bank is a national banking association with its principal place of business in the State of Utah and performs certain of its duties as the Certificate Trustee in the State of Utah and there are no taxes payable by the Bank imposed by the State of Utah or any political subdivision thereof or by the United States of America in connection with the acquisition of its interest in the Trust Estate, and its execution, delivery and performance of the Trust Agreement and any other Operative Document (other than franchise or other taxes based on or services rendered in connection with the transactions contemplated hereby), solely because the Bank is a national banking association with its principal place of business in the State of Utah and performs certain of its duties as Certificate Trustee in the State of Utah.

         Section 4.4. Representations and Warranties of Agent. Agent, in its individual capacity, hereby represents and warrants to the Participants as follows:

                   (a) Organization and Authority. Agent is a banking corporation duly organized and validly existing in good standing under the laws of the State of Nevada and has the power and authority to enter into and perform its obligations under the Operative Documents.

                   (b) Authorization; Binding Effect. The Operative Documents to
         which Agent is or will be a party have been or will be, on the date required to be delivered hereby, duly authorized, executed and delivered by Agent, and this Participation Agreement is, and such other Operative Documents are, or, when so executed and delivered by Agent will be, valid, legal and binding agreements of Agent, enforceable against Agent in accordance with their respective terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity.

                   (c) Non-Contravention. Neither the execution and delivery by Agent of the Operative Documents to which it is or will be a party, either in its individual capacity, as Agent, or both, nor compliance with the terms and provisions thereof, conflicts with, results in a breach of, constitutes a default under (with or without the giving of notice or lapse of time or both), or violates any of the terms, conditions or provisions of: (i) the articles of association or by-laws of Agent; (ii) any bond, debenture, note, mortgage, indenture, agreement, lease or other instrument to which Agent, either in its individual capacity, as Agent, or both, is now a party or by which it or its property, either in its individual capacity, as Agent, or both, is bound or affected, where such conflict, breach, default or violation would be reasonably likely to materially and adversely affect the ability of Agent, either in its individual capacity, as Agent or both, to perform its obligations under any Operative Document to which it is or will be a party, either in its individual capacity, as Agent, or both; or (iii) any of the terms, conditions or provisions of any federal or Nevada law, rule or regulation governing its banking or trust powers, or any order, injunction or decree of any Governmental Authority applicable to it in its individual capacity, as Agent, or both, where such conflict, breach, default or violation would be reasonably likely to materially and adversely affect the ability of Agent, either in its individual capacity, as Agent or both, to perform its obligations under any Operative Document to which it is or will be a party.

                   (d) Absence of Litigation, etc. There is no litigation (including, without limitation, derivative actions), arbitration or governmental proceedings pending or, to the best knowledge of Agent, threatened against it which would be reasonably likely to adversely affect Agent's ability to perform its obligations under the Operative Documents to which it is party.

                   (e) Consents, etc. No authorization, consent, approval, license or formal exemption from, nor any filing, declaration or registration with, any federal or Nevada Authority governing its banking or trust powers, is or will be required in connection with the execution and delivery by Agent of the Operative Documents to which it is party or the performance by Agent of its obligations under such Operative Documents.


                                    ARTICLE V

                               COVENANTS OF LESSEE

         Section 5.1. Financial Statements. Lessee shall deliver to Agent, in form and detail satisfactory to Agent and the Required Participants and consistent with the form and detail of financial statements and projections provided to Agent by Lessee and its Affiliates prior to the Delivery Date, with sufficient copies for each Participant:

                   (a) as soon as available, but not later than 100 days after the end of each fiscal year (commencing with the fiscal year ended July 31, 2000), a copy of the audited consolidated balance sheet of Lessee and its Subsidiaries as at the end of such year and the related consolidated statements of income or operations, partners' or shareholders' equity and cash flows for such year, setting forth in each case in comparative form the figures for the previous fiscal year, and accompanied by the opinion of a nationally-recognized independent public accounting firm ("Independent Auditor") which report shall state that such consolidated financial statements present fairly the financial position for the periods indicated in conformity with GAAP applied on a basis consistent with prior years. Such opinion shall not be qualified or limited in any manner, including on account of any limitation on it because of a restricted or limited examination by the Independent Auditor of any material portion of Lessee's or any Subsidiary's records;

                   (b) as soon as available, but not later than 45 days after the end of each of the first three fiscal quarters of each fiscal year (commencing with the fiscal quarter ended January 31, 2000), a copy of the unaudited consolidated balance sheet of Lessee and its Subsidiaries as of the end of such quarter and the related consolidated statements of income, partners' or shareholders' equity and cash flows for the period commencing on the first day and ending on the last day of such quarter, and certified by a Responsible Officer as fairly presenting, in accordance with GAAP (subject to ordinary, good faith year-end audit adjustments), the financial position and the results of operations of Lessee and the Subsidiaries;

                   (c) as soon as available, but not later than 100 days after the end of each fiscal year (commencing with the first fiscal year during all or any part of which Lessee had one or more Significant Subsidiaries), a copy of an unaudited consolidating balance sheet of Lessee and its Subsidiaries as at the end of such year and the related consolidating statement of income, partners' or shareholders' equity and cash flows for such year, certified by a Responsible Officer as having been developed and used in connection with the preparation of the financial statements referred to in subsection 5.1(a);

                   (d) as soon as available, but not later than 45 days after the end of each of the first three fiscal quarters of each fiscal year (commencing with the first fiscal quarter during all or any part of which Lessee had one or more Significant Subsidiaries), a copy of the unaudited consolidating balance sheets of Lessee and its Subsidiaries, and the related consolidating statements of income, partners' or shareholders' equity and cash flows for such quarter, all certified by a Responsible Officer as having been developed and used in connection with the preparation of the financial statements referred to in subsection 5.1(b);

                   (e) as soon as available, but not later than 60 days after the end of each fiscal year (commencing with the fiscal year beginning August 1, 2000), projected consolidated balance sheets of Lessee and its Subsidiaries as at the end of each of the current and following two fiscal years and related projected consolidated statements of income, partners' or shareholders' equity and cash flows for each such fiscal year, including therein a budget for the current fiscal year, certified by a Responsible Officer as having been developed and prepared by Lessee in good faith and based upon Lessee's best estimates and best available information; and

                   (f) as soon as available, but not later than 100 days after the end of each fiscal year of the General Partner, commencing with the fiscal year ended July 31, 2000, a copy of the unaudited (or audited, if available) consolidated balance sheets of the General Partner as of the end of such fiscal year and the related consolidated statements of income, shareholders' equity and cash flows for such fiscal year, certified by a Responsible Officer as fairly presenting, in accordance with GAAP, the financial position and the results of operations of the General Partner and its Subsidiaries (or, if available, accompanied by an opinion of an Independent Auditor as described in subsection 5.1(a)).

         Section 5.2. Certificates; Other Information. Lessee shall furnish to Agent, with sufficient copies for each Participant:

                   (a) concurrently with the delivery of the financial statements referred to in subsection 5.1(a), a certificate of the Independent Auditor stating that in making the examination necessary therefor no knowledge was obtained of any Lease Default or Lease Event of Default, except as specified in such certificate;

                   (b) concurrently with the delivery of the financial statements referred to in subsections 5.1(a) and (b), a Compliance
         Certificate executed by a Responsible Officer with respect to the periods covered by such financial statements together with supporting calculations and such other supporting detail as Agent and the Required Participants shall require;

                   (c) promptly, copies of all financial statements and reports that Lessee, the General Partner, the MLP or any Subsidiary sends to its partners or shareholders, and copies of all financial statements and regular, periodic or special reports (including Forms 10-K, 10-Q and 8-K) that Lessee or any Affiliate of Lessee, the General Partner, the MLP or any Subsidiary may make to, or file with, the SEC; and

                   (d) promptly, such additional information regarding the business, financial or corporate affairs of Lessee, the General Partner, the MLP or any Subsidiary as Agent, at the request of any Participant, may from time to time request.

         Section 5.3.    Notices.  Lessee shall promptly notify Agent:

                   (a) of the occurrence of any Lease Default or Lease Event of Default, and of the occurrence or existence of any event or circumstance that foreseeably will become a Lease Default or Lease Event of Default;

                   (b) of any matter that has resulted or may reasonably be expected to result in a Material Adverse Effect, including (i) breach or non-performance of, or any default under, a Contractual Obligation of Lessee, the General Partner, the MLP or any Subsidiary; (ii) any dispute, litigation, investigation, proceeding or suspension between Lessee, the General Partner, the MLP or any Subsidiary and any Governmental Authority; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting Lessee, the General Partner, the MLP or any Subsidiary, including pursuant to any applicable Environmental Laws;

                   (c) of any of the following events affecting Lessee, the General Partner, the MLP or any Subsidiary, together with a copy of any notice with respect to such event that may be required to be filed with a Governmental Authority and any notice delivered by a Governmental Authority to such Person with respect to such event:

                            (i)     an ERISA Event;

                           (ii)     if any of the  representations  and
warranties in  Section 4.1(g)  ceases to be
                  true and correct;

                          (iii)     the  adoption of any new Pension
Plan or other Plan  subject to Section 412 of
                  the Code;

                           (iv) the adoption of any  amendment to a Pension Plan
                  or other Plan subject to Section 412 of the Code, if such amendment results in a material increase in contributions or Unfunded Pension Liability; or

                            (v)     the  commencement of contributions to any
Pension Plan or other Plan subject to
                  Section 412 of the Code; and

                   (d)  of  any  material  change  in  accounting   policies  or
         financial reporting practices by Lessee or any of its consolidated Subsidiaries.

         Each notice under this Section shall be accompanied by a written statement by a Responsible Officer setting forth details of the occurrence referred to therein, and stating what action Lessee or any affected Affiliate proposes to take with respect thereto and at what time. Each notice under subsection 5.3(a) shall describe with particularity any and all clauses or provisions of this Agreement or other Operative Document that have been (or foreseeably will be) breached or violated.

         Section 5.4. Preservation of Corporate or Partnership Existence, Etc. The General Partner and Lessee shall, and Lessee shall cause each Subsidiary to:

                   (a) preserve and maintain in full force and effect its partnership or corporate existence and good standing under the laws of its state or jurisdiction of organization or incorporation except in connection with transactions permitted by Section 5.19;

                   (b) preserve and maintain in full force and effect all governmental rights, privileges, qualifications, permits, licenses and franchises necessary or desirable in the normal conduct of its business except in connection with transactions permitted by Section 5.19 and sales of assets permitted by Section 5.18;

                   (c) use reasonable efforts, in the ordinary course of business, to preserve its business organization and goodwill; and

                   (d)  preserve  or  renew  all  of  its  registered   patents,
         trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

         Section 5.5. Maintenance of Property. Lessee shall maintain, and shall cause each Subsidiary to maintain, and preserve all its property which is used or useful in its business in good working order and condition, ordinary wear and tear excepted. Lessee and each Subsidiary shall use the standard of care typical in the industry in the operation and maintenance of its facilities. Lessee shall maintain the Units in accordance with the Lease.

         Section 5.6. Insurance. Lessee shall maintain, and shall cause each Subsidiary to maintain, with financially sound and reputable independent insurers, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons. Lessee shall insure the Units in accordance with the Lease.

         Section 5.7. Payment of Obligations. Lessee and the General Partner shall, and shall cause each Subsidiary to, pay and discharge as the same shall become due and payable (except to the extent the failure to so pay and discharge could not reasonably be expected to have a Material Adverse Effect), all their respective obligations and liabilities, including:

                   (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained by Lessee, the General Partner or such Subsidiary;

                   (b) all lawful claims which, if unpaid, would by law become a Lien upon its property, unless such claims are being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained by Lessee, the General Partner or such Subsidiary; and

                   (c) all Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness.

         Section 5.8. Compliance with Laws. Lessee shall comply, and shall cause each Subsidiary to comply, in all material respects with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business (including the Federal Fair Labor Standards Act), except such as may be contested in good faith or as to which a bona fide dispute may exist.

         Section 5.9. Inspection of Property and Books and Records. Lessee shall maintain and shall cause each Subsidiary to maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of Lessee and such Subsidiary. Lessee shall permit, and shall cause each Subsidiary to permit, representatives and independent contractors of Agent or any Participant to visit and inspect any of their respective properties, to examine their respective corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss their respective affairs, finances and accounts with their respective directors, officers, and independent public accountants, all at the expense of Lessee and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to Lessee; provided, however, when a Lease Event of Default exists Agent or any Participant may do any of the foregoing at the expense of Lessee at any time during normal business hours and without advance notice.

     Section 5.10. Environmental Laws. Lessee shall, and shall cause each Subsidiary to, conduct its operations and keep and maintain its property in material compliance with all Environmental Laws.

        Section 5.11. Use of Proceeds. Lessee shall use the proceeds of the sale of the Units, the Certificates and the Notes for working capital and other general partnership purposes, in each case not in contravention of any Requirement of Law or of any Operative Document.

        Section 5.12.    Financial Covenants.

         (a) Leverage Ratio. Lessee shall maintain as of the last day of each fiscal quarter a Leverage Ratio equal to or less than 4.75 to 1.00 (or, if the Thermogas Acquisition shall have been consummated on or prior to January 31, 2000, Lessee shall be required to maintain from and after the date of such Thermogas Acquisition a Leverage Ratio equal to or less than (i) 5.25 to 1.00 as of the last day of each fiscal quarter ending on or prior to January 31, 2000,
(ii) 5.10 to 1.00 as of the last day of each fiscal quarter ending during the period commencing on February 1, 2000 and ending on January 31, 2001 and (iii)
4.75 to 1.00 as of the last day of each fiscal  quarter ending after January 31,
2001).

         (b) Interest Coverage Ratio. Lessee shall maintain, as of the last day of each fiscal quarter of Lessee, an Interest Coverage Ratio for the fiscal period consisting of such fiscal quarter and the three immediately preceding fiscal quarters of at least 2.50 to 1.00 (or, if the Thermogas Acquisition shall have been consummated on or prior to January 31, 2000, Lessee shall be required to maintain from and after the date of such Thermogas Acquisition an Interest Coverage Ratio of at least 2.25 to 1.00 for each such period of four fiscal quarters ending on or prior to January 31, 2001 and 2.50 to 1.00 for each such period of four fiscal quarters ending after January 31, 2001).

        Section 5.13.    [Intentionally Reserved].

        Section 5.14. Other General Partner Obligations. (a) The General Partner shall cause Lessee to pay and perform each of its Obligations when due. The General Partner acknowledges and agrees that it is executing this Agreement as a principal as well as the general partner on behalf of Lessee, and that its obligations hereunder as general partner are full recourse obligations to the same extent as those of Lessee.

         (b) The General Partner represents, warrants and covenants that it is Solvent, both before and after giving effect to the consummation of the transactions contemplated by the Operative Documents, and that it will remain Solvent until all Obligations hereunder and under the other Operative Documents shall have been repaid in full.

         (c) The General Partner, for so long as it is the general partner of Lessee, (i) agrees that its sole business will be to act as the general partner of Lessee, the MLP and any further limited partnership of which Lessee or the MLP is, directly or indirectly, a limited partner and to undertake activities that are ancillary or related thereto (including being a limited partner in Lessee), (ii) shall not enter into or conduct any business or incur any debts or liabilities except in connection with or incidental to (A) its performance of the activities required or authorized by the partnership agreement of the MLP or the Partnership Agreement or described in or contemplated by the MLP Registration Statement, and (B) the acquisition, ownership or disposition of partnership interests in Lessee or partnership interests in the MLP or any further limited partnership of which Lessee or the MLP is, directly or indirectly, a limited partner, except that, notwithstanding the foregoing, employees of the General Partner may perform services for Ferrell Companies, Inc. and its Affiliates.

         (d) The General Partner agrees that, until all Obligations hereunder and under the other Operative Documents shall have been repaid in full and all commitments shall have terminated, it will not exercise any rights it may have (at law, in equity, by contract or otherwise) to terminate, limit or otherwise restrict (whether through repurchase or otherwise and whether or not the General Partner shall remain a general partner in Lessee) the ability of Lessee to use the name "Ferrellgas".

         (e) The General Partner shall not take any action or refuse to take any reasonable action the effect of which, if taken or not taken, as the case may be, would be to cause Lessee to be treated as an association taxable as a corporation or otherwise to be taxed as an entity other than a partnership for federal income tax purposes.

        Section 5.15. Monetary Judgments. If one or more judgments, orders, decrees or arbitration awards is entered against Lessee or any Subsidiary involving in the aggregate a liability (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage other than through a standard reservation of rights letter) as to any single or related series of transactions, incidents or conditions, of more than $10 million, then Lessee shall reserve for such amount in excess of $10 million, on a quarterly basis, with each quarterly reserve being at least equal to one-twelfth of such amount in excess of $10 million. Such amount so reserved shall be treated as establishment of a reserve for purposes of calculating Available Cash hereunder.

        Section 5.16. Year 2000 Compliance. Lessee shall ensure that all of the computer software, computer firmware, computer hardware (whether general or special purpose), and other similar or related items of automated, computerized, and/or software system(s) that are used or relied on by Lessee or any Subsidiary in the conduct of its business will not malfunction, will not cease to function, will not generate incorrect data, and will not produce material incorrect results when processing, providing and/or receiving date-related data in connection with any valid date in the twentieth and twenty-first centuries. From time to time, at the request of any Participant, Lessee and its Subsidiaries shall provide to such Participant such updated information or documentation as is requested regarding the status of their efforts to address the Year 2000 Problem (as defined in Section 4.1(w)).

        Section 5.17. Limitation on Liens. Lessee shall not, and shall not suffer or permit any Subsidiary to, directly or indirectly, make, create, incur, assume or suffer to exist any Lien upon or with respect to any part of its property or sell any of its accounts receivable, whether now owned or hereafter acquired, other than (x) in the case of the Units or the other Lessee Collateral, Permitted Liens, and (y) in the case of any other property of Lessee or such Subsidiary, the following ("Permitted Encumbrances"):

     (a) Liens existing on the Restatement  Effective Date set forth in Schedule
8.01 of the Existing Credit Agreement;

                   (b) Liens in favor of Lessee or Liens to secure Indebtedness of a Subsidiary to Lessee or a Wholly-Owned Subsidiary;

                   (c) Liens on property of a Person existing at the time such Person is merged into or consolidated with Lessee or any Subsidiary, provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with Lessee;

                   (d) Liens on property existing at the time acquired by Lessee or any Subsidiary, provided that such Liens were in existence prior to the contemplation of such acquisition and do not extend to any assets other than those of the Person acquired;

                   (e) Liens on any property or asset acquired by Lessee or any Subsidiary in favor of the seller of such property or asset and construction mortgages on property, in each case, created within six months after the date of acquisition, construction or improvement of such property or asset by Lessee or such Subsidiary to secure the purchase price or other obligation of Lessee or such Subsidiary to the seller of such property or asset or the construction or improvement cost of such property in an amount up to 80% of the total cost of the acquisition, construction or improvement of such property or asset; provided that in each case such Lien does not extend to any other property or asset of Lessee and its Subsidiaries;

                   (f) Liens incurred or pledges and deposits made in connection with worker's compensation, unemployment insurance and other social security benefits and Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature, in each case, incurred in the ordinary course of business;

                   (g) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;

                   (h) Liens imposed by law, such as mechanics', carriers', warehousemen's, materialmen's, and vendors' Liens, incurred in good faith in the ordinary course of business with respect to amounts not yet delinquent or being contested in good faith by appropriate proceedings if a reserve or other appropriate provisions, if any, as shall be required by GAAP shall have been made therefor;

                   (i) zoning restrictions, easements, licenses, covenants, reservations, restrictions on the use of real property or minor irregularities of title incident thereto that do not, in the aggregate, materially detract from the value of the property or the assets of Lessee or any of its Subsidiaries or impair the use of such property in the operation of the business of Lessee or any of its Subsidiaries;

                   (j) Liens of landlords or mortgages of landlords, arising solely by operation of law, on fixtures and movable property located on premises leased by Lessee or any of its Subsidiaries in the ordinary course of business;

                   (k) Liens incurred and financing statements filed or recorded, in each case with respect to personal property leased by Lessee and its Subsidiaries to the owners of such personal property which are either (i) operating leases (including, without limitation, Synthetic Leases) or (ii) capital leases to the extent (but only to the extent) permitted by Section 5.21; provided, that in each case such Lien does not extend to any other property or asset of Lessee and its Subsidiaries;

                   (l) judgment Liens to the extent that such judgments do not cause or constitute a Lease Default or Lease Event of Default;

                   (m) Liens incurred in the ordinary course of business of Lessee or any Subsidiary with respect to obligations that do not exceed $5,000,000 in the aggregate at any one time outstanding and that (i) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and (ii) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by Lessee or such Subsidiary;

                   (n) Liens securing Indebtedness incurred to refinance Indebtedness that has been secured by a Lien otherwise permitted under this Agreement, provided that (i) any such Lien shall not extend to or cover any assets or property not securing the Indebtedness so refinanced and (ii) the refinancing Indebtedness secured by such Lien shall have been permitted to be incurred under Section 5.21 hereof and shall not have a principal amount in excess of the Indebtedness so refinanced;

                   (o) any extension or renewal, or successive extensions or renewals, in whole or in part, of Liens permitted pursuant to the foregoing clauses (a) through (n); provided that no such extension or renewal Lien shall (i) secure more than the amount of Indebtedness or other obligations secured by the Lien being so extended or renewed or
         (ii) extend to any property or assets not subject to the Lien being so extended or renewed;

                   (p) Liens in favor of the Administrative Agent under the Credit Agreement, any Issuing Bank and the Credit Agreement Banks relating to the Cash Collateralization of Lessee's obligations under the Credit Agreement or Liens created by the Operative Documents; and

                   (q) Liens securing Indebtedness of an SPE in connection with an Accounts Receivable Securitization permitted by Section 5.21 (including the filing of any related financing statements naming Lessee as the debtor thereunder in connection with the sale of accounts receivable by Lessee to such SPE in connection with any such permitted Accounts Receivable Securitization); provided that the aggregate amount of accounts receivable subject to all such Liens shall at no time exceed 133% of the amount of Accounts Receivable Securitizations permitted to be outstanding under such Section 5.21.

        Section 5.18. Asset Sales. Lessee shall not, and shall not permit any of its Subsidiaries to, (i) sell, lease, convey or otherwise dispose of any assets (including by way of a sale-and-leaseback) other than sales of inventory in the ordinary course of business consistent with past practice (provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of Lessee shall be governed by the provisions of Section 5.19 hereof and not by the provisions of this Section 5.18), or (ii) issue or sell Equity Interests of any of its Subsidiaries, in the case of either clause (i) or (ii) above, whether in a single transaction or a series of related transactions, (A) that have a fair market value in excess of $5,000,000, or (B) for net proceeds in excess of $5,000,000 (each of the foregoing, an "Asset Sale"), unless (X) Lessee (or the Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value (evidenced by a resolution of the board of directors of the General Partner (and, if applicable, the audit committee of such board of directors) set forth in a certificate signed by a Responsible Officer and delivered to Agent) of the assets sold or otherwise disposed of and (Y) at least 80% of the consideration therefor received by Lessee or such Subsidiary is in the form of cash; provided, however, that the amount of (1) any liabilities (as shown on Lessee's or such Subsidiary's most recent balance sheet or in the notes thereto), of Lessee or any Subsidiary (other than liabilities that are by their terms subordinated in right of payment to the Obligations hereunder and under the other Operative Documents) that are assumed by the transferee of any such assets and (2) any notes or other obligations received by Lessee or any such Subsidiary from such transferee that are immediately converted by Lessee or such Subsidiary into cash (to the extent of the cash received), shall be deemed to be cash for purposes of this provision; and provided, further, that the 80% limitation referred to in this clause (Y) shall not apply to any Asset Sale in which the cash portion of the consideration received therefrom, determined in accordance with the foregoing proviso, is equal to or greater than what the after-tax proceeds would have been had such Asset Sale complied with the aforementioned 80% limitation. Notwithstanding the foregoing, Asset Sales shall not be deemed to include (w) sales or transfers of accounts receivable by Lessee to an SPE and by an SPE to any other Person in connection with any Accounts Receivable Securitization permitted by Section 5.21 (provided that the aggregate amount of such accounts receivable that shall have been transferred to and held by all SPEs at any time shall not exceed 133% of the amount of Accounts Receivable Securitizations permitted to be outstanding under Section 5.21), (x) any transfer of assets by Lessee or any of its Subsidiaries to a Subsidiary of Lessee that is a Guarantor under the Credit Agreement, (y) any transfer of assets by Lessee or any of its Subsidiaries to any Person in exchange for other assets used in a line of business permitted under Section 5.31 and having a fair market value not less than that of the assets so transferred and (z) any transfer of assets pursuant to a Permitted Lessee Investment or any sale-leaseback (including sale-leasebacks involving Synthetic Leases) permitted by Section 5.33. Notwithstanding the foregoing, Lessee may not sell, lease, convey or otherwise dispose of any Unit except as permitted by the Lease.

        Section 5.19. Consolidations and Mergers. (a) Lessee shall not consolidate or merge with or into (whether or not Lessee is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another Person unless (i) Lessee is the surviving Person, or the Person formed by or surviving any such consolidation or merger (if other than Lessee) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation or partnership organized or existing under the laws of the United States, any state thereof or the District of Columbia; and (ii) the Person formed by or surviving any such consolidation or merger (if other than Lessee) or Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the Obligations of Lessee under this Agreement and the other Operative Documents pursuant to an assumption agreement in a form reasonably satisfactory to Agent; (iii) immediately after such transaction no Lease Default or Lease Event of Default exists; and (iv) Lessee or any Person formed by or surviving any such consolidation or merger, or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made (A) shall have Consolidated Net Worth (immediately after the transaction but prior to any purchase accounting adjustments resulting from the transaction) equal to or greater than the Consolidated Net Worth of Lessee immediately preceding the transaction and (B) shall, at the time of such transaction and after giving effect thereto, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Leverage Ratio test set forth in Section 5.12(a).

         (b) Lessee shall deliver to Agent prior to the consummation of the proposed transaction pursuant to the foregoing paragraph (a) an officers' certificate to the foregoing effect signed by a Responsible Officer and an opinion of counsel satisfactory to Agent stating that the proposed transaction complies with this Agreement. Agent, Certificate Trustee and the Participants shall be entitled to conclusively rely upon such officer's certificate and opinion of counsel.

         (c) Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of Lessee in accordance with this Section 5.19, the successor Person formed by such consolidation or into or with which Lessee is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Agreement and the other Operative Documents referring to the "Lessee" shall refer to or include instead the successor Person and not Lessee), and may exercise every right and power of Lessee under this Agreement with the same effect as if such successor Person had been named as Lessee herein; provided, however, that the predecessor Lessee shall not be relieved from the obligation to pay Rent or perform the other Obligations except in the case of a sale of all of such Lessee's assets that meets the requirements of this Section
5.19 hereof.

        Section 5.20. Acquisitions. Without limiting the generality of any other provision of this Agreement, neither Lessee nor any Subsidiary shall consummate any Acquisition unless (i) the acquiree is primarily a retail propane distribution business; (ii) such Acquisition is undertaken in accordance with all applicable Requirements of Law; (iii) the prior, effective written consent or approval to such Acquisition of the board of directors or equivalent governing body of the acquiree is obtained; and (iv) immediately after giving effect thereto, no Lease Default or Lease Event of Default will occur or be continuing and each of the representations and warranties of Lessee herein is true on and as of the date of such Acquisition, both before and after giving effect thereto. Nothing in Section 5.38 shall prohibit (x) the making by Lessee of a Permitted Acquisition indirectly through the General Partner, the MLP or any of its or their Affiliates in a series of substantially contemporaneous transactions in which Lessee shall ultimately own the assets that are the subject of such Permitted Acquisition or (y) the assumption of Acquired Debt in connection therewith to the extent such Acquired Debt is provided by a Bank or a Participant and, upon such assumption, is (to the extent such Acquired Debt is not otherwise permitted to be incurred by Lessee pursuant to this Agreement) immediately repaid (with the proceeds of Revolving Loans or otherwise).

        Section 5.21. Limitation on Indebtedness. Lessee shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, suffer to exist, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness (including Acquired Debt) or any Synthetic Leases and Lessee shall not issue any Disqualified Interests and shall not permit any of its Subsidiaries to issue any shares of preferred stock; provided, however, that Lessee and any Subsidiary of Lessee may create, incur, issue, assume, suffer to exist, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness or any Synthetic Lease to the extent that the Leverage Ratio is maintained in accordance with Section 5.12(a), both before and after giving effect to the incurrence of such Indebtedness or such Synthetic Lease, as the case may be, and, provided, further, that (x) the aggregate principal amount of (1) all Capitalized Lease Obligations and all Synthetic Lease Obligations (other than Capitalized Lease Obligations and Synthetic Lease Obligations in respect of Growth-Related Capital Expenditures) of Lessee and its Subsidiaries and (2) all Indebtedness for which Lessee and any Subsidiary of Lessee become liable in connection with Acquisitions of retail propane businesses in favor of the sellers of such businesses and secured by any Lien on any property of Lessee or any of its Subsidiaries, shall not exceed $65,000,000 at any one time outstanding, and (y) the principal amount of any Indebtedness for which Lessee or any Subsidiary of Lessee becomes liable in connection with Acquisitions of retail propane businesses in favor of the sellers of such businesses shall not exceed the fair market value of the assets so acquired, and (z) the aggregate amount of Indebtedness of Lessee and its Subsidiaries through one or more SPEs in connection with Accounts Receivable Securitizations shall not exceed $60,000,000 at any one time outstanding.

        Section 5.22. Transactions with Affiliates. Lessee shall not, and shall not permit any of its Subsidiaries to, sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate, including any Non-Recourse Subsidiary (each of the foregoing, an "Affiliate Transaction"), unless (a) such Affiliate Transaction is on terms that are no less favorable to Lessee or the relevant Subsidiary than those that would have been obtained in a comparable transaction by Lessee or such Subsidiary with an unrelated Person and
(b) with respect to (i) any Affiliate Transaction with an aggregate value in excess of $500,000, a majority of the directors of the General Partner having no direct or indirect economic interest in such Affiliate Transaction determines by resolution that such Affiliate Transaction complies with clause (a) above and approves such Affiliate Transaction and (ii) any Affiliate Transaction involving the purchase or other acquisition or sale, lease, transfer or other disposition of properties or assets other than in the ordinary course of business, in each case, having a fair market value or for net proceeds in excess of $15,000,000, Lessee delivers to Agent and the Participants an opinion as to the fairness to Lessee or such Subsidiary from a financial point of view issued by an investment banking firm of national standing; provided, however, that (i) any employment agreement or stock option agreement entered into by Lessee or any of its Subsidiaries in the ordinary course of business and consistent with the past practice of Lessee (or the General Partner) or such Subsidiary, Restricted Payments permitted by the provisions of Section 5.28, and transactions entered into by Lessee in the ordinary course of business in connection with reinsuring the self-insurance programs or other similar forms of retained insurable risks of the retail propane businesses operated by Lessee, its Subsidiaries and its Affiliates, in each case, shall not be deemed Affiliate Transactions, and (ii) nothing herein shall authorize the payments by Lessee to the General Partner or any other Affiliate of Lessee for administrative expenses incurred by such Person other than such out-of-pocket administrative expenses as such Person shall incur and Lessee shall pay in the ordinary course of business; and provided, further, that the foregoing provisions of this Section 5.22 shall not apply to transfers of accounts receivable of Lessee to an SPE in connection with any Accounts Receivable Securitization permitted by Section 5.21.

        Section 5.23. Use of Proceeds. Lessee shall not, and shall not suffer or permit any Subsidiary to, use any portion of the proceeds of the sale of the Units, the Certificates or the Notes, directly or indirectly, (i) to purchase or carry Margin Stock, (ii) to repay or otherwise refinance indebtedness of Lessee or others incurred to purchase or carry Margin Stock, (iii) to extend credit for the purpose of purchasing or carrying any Margin Stock, or (iv) to acquire any security in any transaction that is subject to Section 13 or 14 of the Exchange Act.

        Section 5.24. Use of Proceeds - Ineligible Securities. Lessee shall not, directly or indirectly, use any portion of the proceeds of the sale of the Units, the Certificates or the Notes (i) knowingly to purchase Ineligible Securities from the Credit Agreement Arranger or the Documentation Agent during any period in which the Credit Agreement Arranger or the Documentation Agent makes a market in such Ineligible Securities, (ii) knowingly to purchase during the underwriting or placement period Ineligible Securities being underwritten or privately placed by the Credit Agreement Arranger or the Documentation Agent, or
(iii) to make payments of principal or interest on Ineligible Securities underwritten or privately placed by the Credit Agreement Arranger or the Documentation Agent and issued by or for the benefit of Lessee or any Affiliate of Lessee.

     Section 5.25. Contingent Obligations. Lessee shall not, and shall not suffer or permit any Subsidiary to, create, incur, assume or suffer to exist any Contingent Obligations except:

     (a) endorsements for collection or deposit in the ordinary course of business;

                   (b) subject to compliance with the trading policies in effect from time to time as submitted to Agent, Hedging Obligations entered into in the ordinary course of business as bona fide hedging transactions;

                   (c)     the Guaranties under the Credit Agreement; and

                   (d)  Guaranty  Obligations  to the extent not  prohibited  by
Section 5.21.

     Section 5.26. Joint Ventures. Lessee shall not, and shall not suffer or permit any Subsidiary to enter into any Joint Venture.

        Section 5.27. Lease Obligations. The aggregate obligations of Lessee and its Subsidiaries for the payment of rent for any property under lease or agreement to lease (excluding obligations of Lessee and its Subsidiaries under or with respect to Synthetic Leases) for any fiscal year shall not exceed the greater of (a) $25,000,000 or (b) 20% of (i) Consolidated Cash Flow of Lessee for the most recently ended eight consecutive fiscal quarters divided by (ii) two; provided, however, that any payment of rent for any property under lease or agreement to lease for a term of less than one year (after giving effect to all automatic renewals) shall not be subject to this Section 5.27. For purposes of this Section 5.27, the calculation of Consolidated Cash Flow shall give pro forma effect to Acquisitions (including all mergers and consolidations), Asset Sales and other dispositions and discontinuances of businesses or assets that have been made by Lessee or any of its Subsidiaries during the reference period or subsequent to such reference period and on or prior to the date of calculation of Consolidated Cash Flow assuming that all such Acquisitions, Asset Sales and other dispositions and discontinuances of businesses or assets had occurred on the first day of the reference period.

        Section 5.28. Restricted Payments. Lessee shall not and shall not permit any of its Subsidiaries to, directly or indirectly (i) declare or pay any dividend or make any distribution on account of Lessee's or any Subsidiary's Equity Interests (other than (x) dividends or distributions payable in Equity Interests (other than Disqualified Interests) of Lessee, (y) dividends or distributions payable to Lessee or a Wholly-Owned Subsidiary of Lessee that is a Guarantor or (z) distributions or dividends payable pro rata to all holders of Capital Interests of any such Subsidiary); (ii) purchase, redeem, call or otherwise acquire or retire for value any Equity Interests of Lessee or any Subsidiary or other Affiliate of Lessee (other than, subject to compliance with Section 5.37, any such Equity Interests owned by a Wholly-Owned Subsidiary of Lessee that is a Guarantor); (iii) make any investment other than a Permitted Lessee Investment; or (iv) prepay, purchase, redeem, retire, defease or refinance the 1998 Fixed Rate Senior Notes (all payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "Restricted Payments"), except to the extent that, at the time of such Restricted Payment:

                   (a) no Lease Default or Lease Event of Default shall have occurred and be continuing or would occur as a consequence thereof and each of the representations and warranties of Lessee set forth herein is true on and as of the date of such Restricted Payment both before and after giving effect thereto; and

                   (b) the Fixed Charge Coverage Ratio of Lessee for Lessee's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such Restricted Payment is made, calculated on a pro forma basis as if such Restricted Payment had been made at the beginning of such four-quarter period, would have been more than 2.25 to 1; and

                   (c) such Restricted Payment (the amount of any such payment, if other than cash, to be determined by the Board of Directors, whose determination shall be conclusive and evidenced by a resolution in an officer's certificate signed by a Responsible Officer and delivered to Agent), together with the aggregate of all other Restricted Payments (other than any Restricted Payments permitted by the provisions of clause (ii) of the penultimate paragraph of this Section 5.28) made by Lessee and its Subsidiaries in the fiscal quarter during which such Restricted Payment is made shall not exceed an amount equal to (x) Available Cash of Lessee for the immediately preceding fiscal quarter plus (y) the lesser of (i) the amount of any Available Cash of Lessee during the first 45 days of such fiscal quarter and (ii) the excess of the aggregate amount of Credit Agreement Loans that Lessee could have borrowed over the actual amount of Credit Agreement Loans outstanding, in each case as of the last day of the immediately preceding fiscal quarter; and

                   (d) such Restricted Payment (other than (x) Restricted Payments described in clause (i) of the first paragraph of this Section
         5.28 made during the fiscal quarter ending January 31, 1997 that do not exceed $26,000,000 in the aggregate or (y) any Restricted Payments described in clauses (iii) or (iv) of the first paragraph of this
         Section 5.28) the amount of which, if made other than with cash, to be determined in accordance with clause (c) of this Section 5.28 shall not exceed an amount equal to (1) Consolidated Cash Flow of Lessee and its Subsidiaries for the period from and after October 31, 1996 through and including the last day of the fiscal quarter ending immediately preceding the date of the proposed Restricted Payment (the "Determination Period"), minus (2) the sum of Consolidated Interest Expense of Lessee and its Subsidiaries for the Determination Period plus all capital expenditures (other than Growth-Related Capital Expenditures and net of capital asset sales in the ordinary course of business) made by Lessee and its Subsidiaries during the Determination Period plus the aggregate of all other Restricted Payments (other than
         (x) Restricted Payments described in clause (i) of the first paragraph of this Section 5.28 made during the fiscal quarter ending January 31, 1997 that do not exceed $26,000,000 in the aggregate or (y) any Restricted Payments described in clauses (iii) or (iv) of the first paragraph of this Section 5.28) made by Lessee and its Subsidiaries during the period from and after October 31, 1996 through and including the date of the proposed Restricted Payment, plus (3) $30,000,000, plus
         (4) the excess, if any, of consolidated working capital of Lessee and its Subsidiaries at July 31, 1996 over consolidated working capital of Lessee and its Subsidiaries at the end of the fiscal year immediately preceding the date of the proposed Restricted Payment, minus (5) the excess, if any, of consolidated working capital of Lessee and its Subsidiaries at the end of the fiscal year immediately preceding the date of the proposed Restricted Payment over consolidated working capital of Lessee and its Subsidiaries at July 31, 1996. For purposes of this subsection 5.28(d), the calculation of Consolidated Cash Flow shall give pro forma effect to Acquisitions (including all mergers and consolidations), Asset Sales and other dispositions and discontinuances of business or assets that have been made by such Person or any of its Subsidiaries during the reference period or subsequent to such reference period and on or prior to the date of calculation of Consolidated Cash Flow assuming that all such Acquisitions, Asset Sales and other dispositions and discontinuances of businesses or assets had occurred on the first day of the reference period.

         The foregoing provisions will not prohibit (i) the payment of any distribution within 60 days after the date on which Lessee becomes committed to make such distribution, if at said date of commitment such payment would have complied with the provisions of this Agreement; and (ii) the redemption, repurchase, retirement or other acquisition of any Equity Interests of Lessee in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Subsidiary of Lessee) of other Equity Interests of Lessee (other than any Disqualified Interests).

         Not later than the date of making any Restricted Payment, the General Partner shall deliver to Agent an officer's certificate signed by a Responsible Officer stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 5.28 were computed, which calculations may be based upon Lessee's latest available financial statements.

        Section 5.29. Prepayments of Subordinated Indebtedness. Lessee shall not, and shall not permit any of its Subsidiaries to, (a) purchase, redeem, retire or otherwise acquire for value, or set apart any money for a sinking, defeasance or other analogous fund for, the purchase, redemption, retirement or other acquisition of, or make any payment or prepayment of the principal of or interest on, or any other amount owing in respect of, any Indebtedness that is subordinated to the Obligations, except for regularly scheduled payments of interest in respect of such Indebtedness required pursuant to the instruments evidencing such Indebtedness that are not made in contravention of the terms and conditions of subordination set forth on part II of Schedule 5.21 or (b) directly or indirectly, make any payment in respect of, or set apart any money for a sinking, defeasance or other analogous fund on account of, Guaranty Obligations subordinated to the Obligations. The foregoing provisions will not prohibit the defeasance, redemption or repurchase of subordinated Indebtedness with the proceeds of Permitted Refinancing Indebtedness.

        Section 5.30. Dividend and Other Payment Restrictions Affecting Subsidiaries. Lessee shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Subsidiary to (a) pay dividends or make any other distributions to Lessee or any of its Subsidiaries (1) on its Capital Interests or (2) with respect to any other interest or participation in, or interest measured by, its profits, (b) pay any indebtedness owed to Lessee or any of its Subsidiaries, (c) make loans or advances to Lessee or any of its Subsidiaries or (d) transfer any of its properties or assets to Lessee or any of its Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (i) Existing Indebtedness, (ii) the Operative Documents, the Credit Agreement, the 1998 Note Purchase Agreement and the 1998 Fixed Rate Senior Notes, (iii) applicable law,
(iv) any instrument governing Indebtedness or Capital Interests of a Person acquired by Lessee or any of its Subsidiaries as in effect at the time of such Acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such Acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that the Consolidated Cash Flow of such Person to the extent that dividends, distributions, loans, advances or transfers thereof is limited by such encumbrance or restriction on the date of acquisition is not taken into account in determining whether such acquisition was permitted by the terms of this Agreement, (v) customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices, (vi) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (d) above on the property so acquired, (vii) Permitted Refinancing Indebtedness of any Existing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive than those contained in the agreements governing the Indebtedness being refinanced or (viii) other Indebtedness permitted to be incurred subsequent to the Restatement Effective Date pursuant to the provisions of
Section 5.21 hereof, provided that such restrictions are no more restrictive than those contained in this Agreement.

        Section 5.31. Change in Business. Lessee shall not, and shall not suffer or permit any Subsidiary to, engage in any material line of business substantially different from those lines of business carried on by Lessee and its Subsidiaries on the date hereof.

        Section 5.32. Accounting Changes. Lessee shall not, and shall not suffer or permit any Subsidiary to, make any significant change in accounting treatment or reporting practices, except as required by GAAP, or change the fiscal year of Lessee or of any Subsidiary except as required by the Code.

        Section 5.33. Limitation on Sale and Leaseback Transactions. Lessee will not, and will not permit any of its Subsidiaries to, enter into any arrangement with any Person providing for the leasing by Lessee or such Subsidiary of any property that has been or is to be sold or transferred by Lessee or such Subsidiary to such Person in contemplation of such leasing; provided, however, that Lessee or such Subsidiary may enter into such sale and leaseback transaction if: (i) Lessee could have (A) incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction pursuant to the Leverage Ratio test set forth in Section 5.12(a) and (B) secured a Lien on such Indebtedness pursuant to Section 8.17; (ii) the lease in such sale and leaseback transaction is for a term not in excess of the lesser of (A) three years and (B) 60% of the remaining useful life of such property; or (iii) such sale and leaseback transaction is otherwise permitted by the last sentence of Section 4.17 of the 1996 Indenture as in effect as of the date hereof.

        Section 5.34.    [Intentionally Omitted].

        Section 5.35. Amendments of Organization Documents or 1996 Indenture or 1998 Note Purchase Agreement. Lessee shall not modify, amend, supplement or replace, nor permit any modification, amendment, supplement or replacement of the Organization Documents of the General Partner, Lessee or any Subsidiary of Lessee, the MLP Senior Notes, the 1996 Indenture, the 1998 Fixed Rate Senior Notes or the 1998 Note Purchase Agreement or any document executed and delivered in connection with any of the foregoing, in any respect that would adversely affect the Participants, Lessee's ability to perform the Obligations, or the Guarantor's ability to perform its obligations under the Guaranty, in each such case without the prior written consent of Agent and the Required Participants. Furthermore, the Lessee shall not permit any modification, amendment, supplement or replacement of the Organization Documents of the MLP that would have a material effect on Lessee without the prior written consent of Agent and the Required Participants.

        Section 5.36.    [Intentionally Omitted].

        Section 5.37. Operations through Subsidiaries. Lessee shall not conduct any of its operations through Subsidiaries unless: (a) such Subsidiary executes a Guaranty substantially in the form of Exhibit G to the Credit Agreement guaranteeing payment of the Obligations, accompanied by an opinion of counsel to the Subsidiary addressed to Agent and the Participants as to the due authorization, execution, delivery and enforceability of the Guaranty; (b) such Subsidiary agrees not to incur any Indebtedness other than (i) trade debt and
(ii) Acquired Debt permitted by Section 5.21; (c) the Consolidated Cash Flow of such Subsidiary, when added to Consolidated Cash Flow of all other Subsidiaries for any fiscal year, shall not exceed 10% of the Consolidated Cash Flow of Lessee and its Subsidiaries for such fiscal year; and (d) the value of the assets of such Subsidiary, when added to the value of the assets of all other Subsidiaries for any fiscal year, shall not exceed 10% of the consolidated value of the assets of Lessee and its Subsidiaries for such fiscal year, as determined in accordance with GAAP; provided, however, that Lessee may, without regard to the foregoing provisions of this Section 5.37, (x) establish and operate SPEs solely in connection with Accounts Receivable Securitizations permitted by
Section 5.21 and (y) operate Thermogas as a Wholly-Owned Subsidiary for a period of up to (but not exceeding) 30 days following the consummation of the Thermogas Acquisition pending the merger of Thermogas with and into Lessee.

        Section 5.38. Operations of MLP. Except in connection with an indirect Acquisition permitted by Section 5.20, the General Partner and Lessee shall not permit the MLP or any of its Affiliates (including any Non-Recourse Subsidiary) to operate or conduct any business substantially similar to that conducted by Lessee and its Subsidiaries within a 25 mile radius of any business conducted by Lessee and its Subsidiaries. In order to comply with this Section 5.38, Lessee may enter into one or more transactions by which its assets and properties are "swapped" or "exchanged" for assets and properties of another Person prior to or concurrently with another transaction which, but for such swap or exchange would violate this Section; provided, that (i) if the value of the MLP's assets or units to be so swapped or exchanged exceeds $15 million, as determined by the audit committee of the Board of Directors of the General Partner, Lessee shall have first obtained at its expense an opinion from a nationally recognized investment banking firm, addressed to it, Agent and the Participants and opining without material qualification and based on assumptions that are realistic at the time, that the exchange or swap transactions are fair to Lessee and its Subsidiaries, and (ii) if the value of the MLP's assets or units to be so swapped or exchanged exceeds $50 million, as determined by the audit committee of the Board of Directors of the General Partner, at the option of the Required Participants, Agent shall have first retained, at Lessee's expense, an investment banking firm on behalf of the Participants who shall also have rendered an opinion containing the statements and content referred to in clause
(i).

        Section 5.39.    Miscellaneous.

         (a) Further Assurances. The Lessee, at its cost and expense, will cause to be promptly and duly taken, executed, acknowledged and delivered all such further acts, documents and assurances as Certificate Trustee or Agent reasonably may request from time to time in order to carry out more effectively the intent and purposes of this Agreement and the other Operative Documents and the Overall Transaction. The Lessee, at its cost and expense, will cause all financing statements (including precautionary financing statements), fixture filings, mortgages and other documents, to be recorded or filed at such places and times in such manner, and will take all such other actions or cause such actions to be taken, as may be necessary or as may be reasonably requested by Agent or Certificate Trustee in order to establish, preserve, protect and perfect the title and Lien of Agent in the Units, the Lessee Collateral and the Lessor Collateral and Certificate Trustee's, Agent's and/or any Participant's rights under this Agreement and the other Operative Documents.

         (b) Change of Name or Address. Lessee shall provide Agent thirty (30) days' prior written notice of any change in name, or the address of its chief executive office and principal place of business or the office where it keeps its records concerning its accounts and the Units.

         (c) Securities. Lessee shall not, nor shall it permit anyone authorized to act on its behalf to, take any action which would subject the issuance or sale of the Notes or Certificates, the Units, the Trust Estate or the Operative Documents, or any security or lease the offering of which, for purposes of the Securities Act or any state securities laws, would be deemed to be part of the same offering as the offering of the aforementioned items to the registration requirements of Section 5 of the Securities Act or any state securities laws.

         (d) Rates. With respect to each determination of Interest and Yield pursuant to this Agreement, the Loan Agreement, the Trust Agreement and Basic Rent under the Lease, Lessee agrees to be bound by Sections 2.6 and 2.7 of the Loan Agreement, Sections 2.4 and 2.5 of the Trust Agreement, and Sections 2.8 and 2.9 hereof and the applicable definitions in Appendix 1.

        Section 5.40. Accounting Principles. (a) Unless the context otherwise clearly requires, all accounting terms not expressly defined herein shall be construed, and all financial computations required under this Agreement shall be made in accordance with GAAP consistently applied. In the event that GAAP changes during the term of the Lease such that the covenants contained in
Section 5.12 would then be calculated in a different manner or with different components, (i) Lessee and the Participants agree to amend this Agreement in such respects as are necessary to conform those covenants as criteria for evaluating Lessee's financial condition to substantially the same criteria as were effective prior to such change in GAAP and (ii) Lessee shall be deemed to be in compliance with the covenants contained in Section 5.12 during the 90-day period following any such change in GAAP if and to the extent that Lessee would have been in compliance therewith under GAAP as in effect immediately prior to such change.

         (b) Except as otherwise specified, references herein to "fiscal year" and "fiscal quarter" refer to such fiscal periods of Lessee.


                                   ARTICLE VI

                         OTHER COVENANTS AND AGREEMENTS

         Section 6.1. Cooperation with Lessee. (a) Certificate Trustee, Agent and each Participant shall, to the extent reasonably requested by Lessee (but without assuming additional liability on account thereof), at Lessee's expense, cooperate to allow Lessee to (a) perform its covenants contained in Section 5.39(a), including, without limitation, at any time and from time to time, upon the reasonable request of Lessee, to promptly and duly execute and deliver any and all such further instruments, documents and financing statements (and continuation statements related thereto) as Lessee may reasonably request in order to perform such covenants.

         (b) Without limiting the generality of the foregoing, Agent and Certificate Trustee shall, upon the request of Lessee and at Lessee's expense, execute and deliver UCC partial termination statements releasing any propane tank which is not a Unit from the coverage of any Financing Statement filed in connection with the transactions contemplated by the Operative Documents.

         Section 6.2.    Covenants of Certificate Trustee and Agent.

         (a) Discharge of Liens. Certificate Trustee, in its trust capacity, will not create or permit to exist at any time, and will promptly take such action as may be necessary duly to discharge, or to cause to be discharged, all Certificate Trustee Liens attributable to it and will cause restitution to be made to the Trust Estate in the amount of any diminution of the value thereof as a result of its failure to comply with its obligations under this Section 6.2(a). The Bank, in its individual capacity, will not create or permit to exist at any time, and will, at its own cost and expense, promptly take such action as may be necessary duly to discharge, or to cause to be discharged, all Certificate Trustee Liens attributable to it and will cause restitution to be made to the Trust Estate in the amount of any diminution of the value thereof as a result of its failure to comply with its obligations under this Section 6.2(a). Agent, in its individual capacity, will not create or permit to exist at any time, and will, at its own cost and expense, promptly take such action as may be necessary duly to discharge, or to cause to be discharged, all Certificate Trustee Liens attributable to it and will cause restitution to be made to the Trust Estate in the amount of any diminution of the value thereof as a result of its failure to comply with its obligations under this Section 6.2(a). Notwithstanding the foregoing, none of Certificate Trustee, Agent or the Bank, as the case may be, shall be required to so discharge any such Certificate Trustee Lien while the same is being contested in good faith by appropriate proceedings diligently prosecuted so long as such proceedings shall not involve any meaningful danger of the sale, forfeiture or loss of, and shall not interfere with the use or disposition of, the Units, the Lease or the Trust Estate or title thereto or any interest therein or the payment of Rent.

         (b) Trust Agreement. Without prejudice to any right under the Trust Agreement of Certificate Trustee to resign, or the Certificate Purchasers' right under the Trust Agreement to remove Certificate Trustee, each of the Certificate Purchasers and Certificate Trustee hereby agrees with Lessee: (i) except as permitted by the Trust Agreement not to terminate or revoke the trust created by the Trust Agreement prior to the Lease Expiration Date, (ii) not to amend, supplement, terminate or revoke or otherwise modify any provision of the Trust Agreement prior to the Lease Expiration Date in such a manner as to materially and adversely affect the rights of Lessee, (iii) except as otherwise expressly authorized under the Operative Documents, not to withdraw from the Trust Estate any funds other than amounts payable to it by Certificate Trustee as distributions of Basic Rent and Supplemental Rent without the prior written consent of Lessee and (iv) to comply with all of the terms of the Trust Agreement applicable to it the nonperformance of which would adversely affect such party.

         (c) Successor Certificate Trustee. Certificate Trustee or any successor may resign or be removed by the Certificate Purchasers as Certificate Trustee, a successor Certificate Trustee may be appointed, and a corporation may become Certificate Trustee under the Trust Agreement, only (and, so long as no Lease Event of Default has occurred and is continuing, with the written consent of Lessee) in accordance with the provisions of Article IV of the Trust Agreement.

         (d) Indebtedness; Other Business. Certificate Trustee on behalf of the Trust shall not contract for, create, incur or assume any indebtedness, or enter into any business or other activity, other than pursuant to or under the Operative Documents and, for the benefit of Lessee and the Certificate Purchasers, agrees to be bound by Section 1.2(b) of the Trust Agreement.

         (e) Change of Principal Place of Business. Certificate Trustee shall give prompt notice to the Participants and Lessee if Certificate Trustee's principal place of business or chief executive office, or the office where the records concerning the accounts or contract rights relating to the Units or the Overall Transaction are kept, shall cease to be located at its address in the State of Utah set forth on Schedule II or if it shall change its name or identity.

         (f) Depreciation. Neither Certificate Trustee nor any Participant shall claim any federal or state tax attributes or benefits (including depreciation) relating to the Units in respect of any period prior to the Lease Expiration Date unless required to do so by an appropriate taxing authority or after a clearly applicable change in Applicable Laws and Regulations or as a protective response to a proposed adjustment by a Governmental Authority; provided, however, that if an appropriate taxing authority shall require Certificate Trustee or any Participant to claim any such federal or state tax attributes or benefits, such Person shall promptly notify Lessee thereof and shall permit Lessee to contest such requirement in a manner similar to the contest rights provided in, and subject to any applicable limitation to a context contained in,
Section 7.2(b) hereof.

         Section 6.3. Assignments. (a) All or any part of the interest of any Lender in, to or under this Participation Agreement, the other Operative Documents, the Units or the Notes may be assigned or transferred by such Lender at any time to an Eligible Assignee; provided, however, that (i) each assignment or transfer shall comply with all applicable securities laws and ERISA; (ii) each assignment or transfer shall consist of a transfer of equivalent portions of such Lender's rights and obligations under the Loan Agreement (if applicable to such Lender); and (iii) each assignment or transfer of Loans shall be in a minimum aggregate amount of $2,000,000 and $500,000 integral multiples in excess thereof (or, if less, the aggregate amount of Loans then held by the assignor or transferor Lender), unless such assignment or transfer is between Lenders and/or their Affiliates; and provided further that so long as no Lease Default or Lease Event of Default exists, any such transfer or assignment (other than a transfer or assignment to a Participant or an Affiliate of the transferor) shall be subject to the consent of Lessee, which shall not be unreasonably withheld. Such assignment or transfer shall be pursuant to documentation in the form of Exhibit K, duly executed by the assignee or transferee.

                   (b) Any Certificate Purchaser may assign or transfer all or any part of its interest in, to and under this Participation Agreement, the other Operative Documents, the Units and the Certificates at any time to an Eligible Assignee; provided, however, that (i) each assignment or transfer shall comply with all applicable securities laws and ERISA; (ii) each assignment or transfer shall consist of a transfer of equivalent portions of such Certificate Purchaser's rights and obligations under the Trust Agreement (if applicable to such Lender); and (iii) each assignment or transfer of Certificate Amounts shall be in a minimum aggregate amount of $75,000 and $10,000 integral multiples in excess thereof (or, if less, the aggregate amount of Certificates then held by the assignor or transferor Certificate Purchaser), unless such assignment or transfer is between Certificate Purchasers and/or their Affiliates; and provided further that so long as no Lease Default or Lease Event of Default exists, any such transfer or assignment (other than a transfer or assignment to a Participant or an Affiliate of the transferor) shall be subject to the consent of Lessee, which shall not be unreasonably withheld. Such assignment or transfer shall be pursuant to documentation in the form of Exhibit K, duly executed by the assignee or transferee.

         Section 6.4. Participations. Each Participant may sell, transfer or assign a participation in all or a portion of the interests represented by its Notes and/or Certificates or any right to payment thereunder (a "Participation") to any Person (a "Participation Holder"). In the event of any such sale by a Participant of a Participation to a Participation Holder, the obligations of such Participant under this Participation Agreement and under the other Operative Documents shall remain unchanged, such Participant shall remain solely responsible for the performance thereof, such Participant shall remain the holder of its Note and/or Certificate for all purposes under this Participation Agreement and under the other Operative Documents, and Certificate Trustee and Agent shall continue to deal solely and directly with such Participant in connection with such Participation Holder's rights and obligations under this Trust Agreement, under the Loan Agreement and under the other Operative Documents, as applicable.


                                   ARTICLE VII

                                 INDEMNIFICATION

         Section 7.1. General Indemnification. Whether or not the transactions contemplated hereby are consummated, to the fullest extent permitted by Applicable Laws and Regulations, Lessee hereby assumes liability for and agrees to indemnify, protect, defend, save and keep harmless each Indemnitee on an after-tax basis (in accordance with Section 7.4) from and against, any and all Claims of every kind and nature whatsoever that may be imposed on, incurred by, or asserted against any Indemnitee, which are not directly and primarily caused by (i) the fraud, gross negligence or willful misconduct of such Indemnitee
(provided that the indemnification provided under this Section 7.1 shall specifically include matters based on or arising from the negligence of any Indemnitee), (ii) the breach by such Indemnitee of any representation, warranty or covenant set forth in any Operative Document or (iii) the violation by such Indemnitee of any Applicable Laws and Regulations, whether or not such Indemnitee shall also be indemnified as to any such Claim by any other Person and whether or not such Claim arises or accrues prior to the Delivery Date or after the Lease Expiration Date, and which relates in any way to or arises in any way out of:

                   (a) any of the Operative Documents or any of the transactions contemplated thereby, or any investigation, litigation or proceeding in connection therewith, and any amendment, modification or waiver in respect thereof;

     (b) the Thermogas Acquisition, the Acquired Property or any Part thereof or interest therein;

                   (c) the acquisition, mortgaging, design, manufacture, re-manufacture, construction, preparation, installation, inspection, delivery, non-delivery, acceptance, rejection, purchase, ownership, possession, rental, lease, sublease, transportation, repossession, maintenance, repair, alteration, modification, addition or substitution, storage, transfer of title, registration or re-registration, redelivery, use, operation, condition, financing, refinancing, sale (including, without limitation, any sale pursuant to the Lease), return or other application or disposition of the Units or any Unit or Part thereof or the imposition of any Lien (or incurring of any liability to refund or pay over any amount as a result of any Lien) on any of the Units, including, without limitation, (i) Claims or penalties arising from any violation of Applicable Laws and Regulations or in tort (strict liability or otherwise), (ii) loss of or damage to the environment (including, without limitation, investigation costs, cleanup costs, response costs, remediation and removal costs, costs of corrective action, costs of financial assurance, and all other damages, costs, fees and expenses, fines and penalties, including natural resource damages), or death or injury to any Person, and any mitigative action required by or under Environmental Laws, (iii) latent or other defects, whether or not discoverable, and (iv) any Claim for patent, trademark or copyright infringement;

                   (d) the sale or other disposition of any of the Acquired Property, including, without limitation, any disposition pursuant to the Sale Option, Purchase Option or as a result of the exercise of remedies;

     (e) the offer, issuance, sale or delivery of the Certificates or the Notes;

                   (f) the breach by Lessee of any representation or warranty made by it or deemed made by it in any Operative Document;

                   (g) the transactions contemplated hereby or by any other Operative Document in respect of the application of Parts 4 and 5 of Subtitle B of Title I of ERISA and any prohibited transaction described in Section 4975(c) of the Code;

                   (h) any Claims related to the Release from any Unit of any substance into the environment, including (without limitation) Claims arising out of the use of any Unit for the transportation or storage of any Hazardous Material;

     (i) any failure on the part of Lessee to perform or comply with any of the terms of any Operative Document; or

                   (j) any other agreement entered into or assumed by Lessee in connection with any Unit.

         It is expressly understood and agreed that this Section 7.1 shall not apply to Claims in respect of:

                   (A) Taxes (such Claims being subject to Section 7.2), except with respect to (1) taxes or penalties included in Claims described in clause (g) above, and (2) any payment necessary to make payments under this Section 7.1 in accordance with Section 7.4; and

                   (B) as to an Indemnitee, Certificate Trustee Liens which such
         Indemnitee  is  responsible   for   discharging   under  the  Operative
         Documents.

         Section 7.2. General Tax Indemnity. (a) Lessee shall pay, defend and indemnify and hold each Indemnitee harmless on an after-tax basis (in accordance with Section 7.4) from any and all Federal, state, local and foreign Taxes imposed on or with respect to or in connection with any Indemnitee, the Acquired Property or any portion thereof, any Operative Document, Lessee or any sublessee or user of any Unit, howsoever imposed, whether levied or imposed upon or asserted against any Indemnitee, any Acquired Property, or any Part thereof, by any taxing Governmental Authority (including any Federal, state or local government or taxing Governmental Authority in the United States and any taxing Governmental Authority or governmental subdivision of a foreign country), upon or with respect to:

                   (i) the acquisition, mortgaging, design, manufacture, re-manufacture, construction, preparation, installation, inspection, delivery, non-delivery, acceptance, rejection, purchase, ownership, possession, rental, lease, sublease, repossession, maintenance, repair, alteration, modification, addition or substitution, storage, titling or retitling, transfer of title, registration or re-registration, redelivery, use, operation, condition, financing, refinancing, sale, return or other application or disposition of the Units or any Unit or Part thereof or any other Acquired Property or the imposition of any Lien (or incurrence of any liability to refund or pay over any amount as a result of any Lien) thereon,

                  (ii) Basic Rent or Supplemental Rent or the receipts or earnings arising from or received with respect to the Units or any Unit or any Part thereof, or any interest therein or any applications or dispositions thereof,

                 (iii) any other amount paid or payable pursuant to the Lease, the Certificates, the Notes or any other Operative Documents,

                  (iv) the Units or any Unit or any Part thereof or any other Acquired Property or any interest therein,

                   (v) all or any of the Operative Documents, any other documents contemplated thereby and any amendments and supplements thereto, and

                  (vi) otherwise with respect to or in connection with the transactions contemplated by the Operative Documents;

provided, that the indemnification obligation of this Section 7.2(a) shall not apply to (1) Taxes which are based upon or measured by the Indemnitee's net income or which are expressly in substitution for, or relieve Indemnitee from, any actual Tax based upon or measured by Indemnitee's net income (other than any such Taxes imposed by means of withholding); (2) Taxes characterized under local law as franchise, net worth, or shareholder's capital (excluding, however, any value-added, license, property or similar Taxes); and (3) if no Lease Event of Default exists, Taxes based upon the voluntary transfer, assignment or disposition by Lessor or any Participant of any interest in any of the Units, the Certificates or the Notes (other than transfers pursuant to the exercise of the Sale Option or the Purchase Option, or any other transfer to Lessee or otherwise pursuant to the Lease). Notwithstanding the proviso of the preceding sentence of this Section 7.2(a), Lessee shall pay or reimburse, and indemnify and hold harmless,

                            (A) any  Indemnitee  against  any Tax  based  on, or
                  measured by the net income of, such Indemnitee imposed by any Federal, state or local taxing Authority in the United States (or any taxing Governmental Authority in any other jurisdiction in which such Indemnitee maintains its principal place of business) to the extent such Tax would not have been imposed if on the Delivery Date the Participants had advanced funds directly to Lessee in the form of a loan secured by the Units in an amount equal to the aggregate amount funded by the Participants on the Delivery Date, with the debt service for such loan equal to the rents provided under the Lease and a principal balance due at the end of such term in an amount equal to the Lease Balance remaining at the end of the Lease Term, or

                            (B) any Indemnitee which is not  incorporated  under
                  the laws of the United States or a State thereof and which has complied with Section 7.2(c), from any deduction or withholding of any United States Federal income tax.

         All of the indemnities contained in this Section 7.2 shall continue in full force and effect notwithstanding the expiration or earlier termination of the Lease and the other Operative Documents in whole or in part, including the termination of the Lease with respect to any Unit or all of the Units, and are expressly made for the benefit of, and shall be enforceable by, each Indemnitee.

         (b) On or before October 1 of each year occurring during the Lease Term, Lessee will deliver to Certificate Trustee and Agent an Officer's Certificate stating that Lessee has filed all reports or returns and paid all material Taxes which are due and payable and which Lessee is (i) required to indemnify hereunder and (ii) permitted to so file and pay pursuant to Applicable Laws and Regulations. If Lessee is not permitted by Applicable Laws and Regulations to file any report or return required to be made with respect to any Tax with respect to which Lessee is required to indemnify hereunder, Lessee shall prepare such reports or returns for signature by Agent, Certificate Trustee or the applicable Participant and shall forward the same, together with immediately available funds for payment of any Tax due, to Agent, Certificate Trustee or such Participant, at least ten (10) days in advance of the date such payment is to be made. Upon written request, Lessee shall furnish Agent, Certificate Trustee or any Participant with copies of all reports, returns, paid receipts or other appropriate evidence of payment for all Taxes paid by Lessee pursuant to this Section 7.2.

         (c) At least five (5) Business Days prior to the first date on which any payment is due on any Note or Certificate for the account of any Participant not incorporated under the laws of the United States or a State thereof, such Participant agrees that it will have delivered to each of Lessee and Agent two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, certifying in the case of a Form 1001 that such Participant is entitled to receive payments under the Operative Documents without deduction or withholding of any United States Federal income taxes, or at a reduced rate, if applicable. Each Participant which so delivers a Form 1001 or 4224 further undertakes to deliver to each of Lessee and Agent two additional copies of such form (or a successor form) on or before the date that such form expires (currently, three successive calendar years for Form 1001 and one calendar year for Form 4224) or becomes obsolete or after the occurrence of any event requiring a change in the most recent forms so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by Lessee or Agent, in each case certifying that such Participant is entitled to receive payments under the Operative Documents without deduction or withholding of any United States Federal income taxes, unless an event (including any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Participant from duly completing and delivering any such form with respect to it and such Participant advises Lessee and Agent that it is not capable of receiving payments without any withholding of United States Federal income tax.

         Section 7.3. Excessive Use Indemnity. In the event that at the end of the Lease Term: (a) Lessee elects the Sale Option and (b) after paying to Agent any amounts due under Section 9.1(b) of the Lease, Proceeds and the Applicable Percentage Amount, the Lease Balance shall not have been reduced to zero, then Lessee shall promptly pay over to Agent the shortfall unless Lessee delivers a report from an independent appraiser in form and substance satisfactory to the Required Participants which establishes that the decline in value in the Units from the aggregate amount anticipated for such date in the Appraiser's report delivered with respect to each Unit on the Delivery Date was not due to the excessive use of any Unit, failure to maintain any Unit, modifications or alteration which reduce the value of any Unit, any adverse change in the environmental condition of any Unit, any defect or exception to title of any Unit or any other cause or condition within the power of Lessee to control or affect, differing from ordinary wear and tear.

         Section 7.4. Gross Up. If an Indemnitee shall not be entitled to a corresponding and equal deduction with respect to any payment or Tax which Lessee is required to pay or reimburse under any other provision of this Article VII (each such payment or reimbursement under this Article VII, an "original payment") and which original payment constitutes income to such Indemnitee, then Lessee shall pay to such Indemnitee on demand the amount of such original payment on a gross-up basis such that, after subtracting all Taxes imposed on such Indemnitee with respect to such original payment by Lessee (including any Taxes otherwise excluded from the indemnification provided under Section 7.2 and assuming for this purpose that such Indemnitee was subject to taxation at the highest Federal, state or local marginal rates applicable to widely held corporations for the year in which such income is taxable), such payments shall be equal to the original payment to be received (net of any credits, deductions or other tax benefits then actually recognized that arise from the payment by such Indemnitee of any amount, including taxes, for which the payment to be received is made).

         Section 7.5. Increased Capital Costs. If any change in, or the introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in of, any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any court, central bank regulator or other Governmental Authority ("Change in Law") affects or would affect the amount of capital required or expected to be maintained by any Participant directly or by its parent company (other than any change by way of imposition of or increase in reserve requirements included in the calculation of the LIBO Rate or in respect of the assessment rate payable by any Participant to the FDIC for insuring U.S. deposits) and such Participant determines (in its sole and absolute discretion) that the rate of return on it or its parent's capital as a consequence of any Funding made by such Participant hereunder to pay its share of the Purchase Price is reduced to a level below that which such Participant or its parent could have achieved but for the occurrence of any such circumstances, then, in any such case, upon written notification from time to time by such Participant to Lessee, Lessee shall, within five (5) Business Days following receipt of the statement referred to in the next sentence, pay directly to such Participant, as Supplemental Rent, additional amounts sufficient to compensate Participant or its parent for such reduction in rate of return (subject to Section 7.4). A statement of a Participant as to any such additional amount or amounts (including calculations thereof in reasonable detail) and the reasons therefor shall, in the absence of manifest error, be conclusive and binding on Lessee. In determining such amount, each Participant shall use any method of averaging or attribution that it (in its reasonable discretion) shall deem applicable.

     Section 7.6. LIBO Rate Illegal, Unavailable or Impracticable. If any Participant shall determine in good faith (which determination shall, upon notice thereof to Lessee, be conclusive and binding on Lessee) that

                   (a) a change in law makes it unlawful, or the central bank or other Governmental Authority asserts that it is unlawful, for such Participant to make, continue or maintain any amount of such Participant's investment in the Notes or Certificates on a LIBO Rate basis,

                   (b) deposits in Dollars (in the applicable amounts) are not being offered to such Participant in the relevant market for the applicable Payment Period, or that by reason of circumstances affecting the interbank eurodollar market adequate and reasonable means do not exist for ascertaining the applicable LIBO Rate, or

                   (c) the LIBO Rate, as determined by Agent, will not adequately and fairly reflect the cost to such Participant of maintaining or funding its investments for the applicable Payment Period, then the obligations of such Participant to make, continue or maintain any such investment shall, upon such determination, forthwith be suspended until such Participant shall notify Lessee that such circumstances no longer exist, and all Basic Rent (or Interest and Yield) allocable to such Participant shall automatically be determined on a Alternate Base Rate basis beginning on the next immediately succeeding Payment Date with respect thereto or sooner, if required by such law, assertion or determination.

         Section 7.7. Funding Losses. Lessee agrees to reimburse any Participant for any loss or expense incurred (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Participant to make, continue or maintain any portion of its investment in any Note or Certificate on a LIBO Rate basis) as a result of (i) the failure of the transaction contemplated by Article II to occur on or before the Delivery Date specified in the Delivery Date Notice or (ii) any payment of all or any portion of the Lease Balance for any reason on a date other than the Payment Date when such Lease Balance was scheduled to be paid. Such Participant shall promptly notify Lessee in writing of the amount of any claim under this Section 7.7, the reason or reasons therefor and the additional amount required fully to compensate such Participant for such loss or expense. Such written notice (which shall include calculations in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on Lessee.

         Section 7.8. Actions of Affected Participants. Each Participant shall use reasonable efforts (including reasonable efforts to change the booking office for this transaction) to avoid or minimize any amounts which might otherwise be payable pursuant to Sections 7.5 and 7.6; provided, however, that such efforts shall not be deemed by such Participant, in its sole discretion, to be disadvantageous to it. In the event that such reasonable efforts are insufficient to avoid or minimize such amounts that might be payable pursuant to Sections 7.5 and 7.6, then such Participant (the "Affected Participant") shall use its reasonable efforts to transfer to any other Participant approved by Lessee (which itself is not then an Affected Participant) its Notes and/or Certificates; provided, that such transfer shall not be deemed by such Affected Participant, in its reasonable sole discretion, to be disadvantageous to it (other than the economic disadvantage of ceasing to be a Participant). In the event that the Affected Participant is unable, or otherwise is unwilling, to use its reasonable efforts to so transfer its rights and obligations, Lessee may designate an alternate financial institution to purchase the Affected Participant's Notes and Certificates and, subject to the provisions of Sections
6.3 and 7.7, the Affected Participant shall transfer its rights and obligations to such alternate financial institution and such alternate financial institution shall become a Participant hereunder; provided that the costs of such transfer to either another Participant or an alternate financial institution shall be borne by Lessee.


                                  ARTICLE VIII

                                      AGENT

         Section 8.1. Appointment of Agent; Powers and Authorization to Take Certain Actions. (a) Each Participant irrevocably appoints and authorizes First Security Trust Company of Nevada to act as its agent hereunder, with such powers as are specifically delegated to Agent by the terms hereof, together with such other powers as are reasonably incidental thereto. Each Participant authorizes and directs Agent to, and Agent agrees for the benefit of the Participants, that, on the Delivery Date it will accept the documents described in Article III of this Participation Agreement. Agent accepts the agency hereby created applicable to it and agrees to receive all payments and proceeds pursuant to the Operative Documents and disburse such payments or proceeds in accordance with the Operative Documents. Agent shall have no duties or responsibilities except those expressly set forth in the Loan Agreement and this Participation Agreement. Agent shall not be responsible to any Participant (or to any other Person): (i) for any recitals, statements, representations or warranties of any party contained in the Loan Agreement, this Participation Agreement, or in any certificate or other document referred to or provided for in, or received by it under, the Operative Documents, other than the representations and warranties made by Agent in Section 4.4, or (ii) for the value, validity, effectiveness, genuineness, enforceability or sufficiency of the Units, the Lessee Collateral or the Lessor Collateral or the title thereto (subject to Agent's obligations under Section 4.4) or of the Loan Agreement or any other document referred to or provided for therein or (iii) for any failure by any Lessee, Certificate Trustee or any other third party (other than Agent) to perform any of its obligations under any Operative Document. Agent may employ agents, trustees or attorneys-in-fact, may vest any of them with any property, title, right or power deemed necessary for the purposes of such appointment and shall not be responsible for the negligence or misconduct of any of them selected by it with reasonable care. Except as provided for in Section 8.1(c) below, neither Agent nor any of its directors, officers, employees or agents shall be liable or responsible for any action taken or omitted to be taken by it or them hereunder, or in connection herewith.

         (b) Agent shall not have any duty or obligation to manage, control, use, operate, store, lease, sell, dispose of or otherwise deal with the Units, the Lessee Collateral or the Lessor Collateral, or to otherwise take or refrain from taking any action under, or in connection with, this Participation Agreement or any related document to which Agent is a party, except as expressly provided by the terms hereof, and no implied duties of any kind shall be read into any Operative Document against Agent. The permissive right of Agent to take actions enumerated in this Participation Agreement or any other Operative Document shall never be construed as a duty, unless Agent is instructed or directed to exercise, perform or enforce one or more rights by the Required Participants (provided that Agent has received indemnification reasonably satisfactory to it). Subject to Section 8.1(c) below, no provision of the Operative Documents shall require Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its obligations under the Operative Documents, or in the exercise of any of its rights or powers thereunder. It is understood and agreed that the duties of Agent are ministerial in nature.

         (c) Except as specifically provided herein, Agent is acting hereunder solely as agent and, except as specifically provided herein, is not responsible to any party hereto in its individual capacity, except with respect to any claim arising from Agent's gross negligence or willful misconduct, or its negligence in the handling of funds or any breach of a representation or covenant made in its individual capacity.

         (d) Agent may accept deposits from, lend money to and otherwise deal with Lessee or any of its Affiliates with the same rights as it would have if it were not the named Agent hereunder.

         Section 8.2. Reliance. Agent may rely upon, and shall not be bound or obligated to make any investigation into the facts or matters stated in, any certificate, notice or other communication (including any communication by telephone, telecopy, telex, telegram or cable) reason ably believed by it to be genuine and correct and to have been made, signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by Agent with due care (including any expert selected by Agent to aid Agent in any calculations required in connection with its duties under the Operative Documents).

         Section 8.3. Action upon  Instructions  Generally.  Subject to Sections
8.4 and 8.6, upon written instructions of the Required Participants, Agent shall, on behalf of the Participants, give such notice or direction, exercise such right, remedy or power hereunder or in respect of the Units, and give such consent or enter into such amendment to any document to which it is a party as Agent as may be specified in such instructions. Agent shall deliver to each Participant a copy of each notice, report and certificate received by Agent pursuant to the Operative Documents. Agent shall have no obligation to investigate or determine whether there has been a Lease Event of Default or a Lease Default. Agent shall not be deemed to have notice or knowledge of a Lease Event of Default or Lease Default unless a Responsible Officer of Agent is notified in writing of such Lease Event of Default or Lease Default; provided that Agent shall be deemed to have been notified in writing of any failure of Lessee to pay Rent in the amounts and at the times set forth in Article IV of the Lease. If Agent receives notice of a Lease Event of Default, Agent shall give prompt notice thereof, at Lessee's expense, to each Participant. Subject to Sections 8.4, 8.6 and 9.5, Agent shall take action or refrain from taking action with respect to such Lease Event of Default as directed by the Required Participants or, in the case of a Payment Default, as directed by any Participant; provided that, unless and until Agent receives such directions, Agent may refrain from taking any action with respect to such Lease Event of Default or Payment Default. Prior to the date the Lease Balance shall have become due and payable by acceleration pursuant to Section 8.2 of the Lease, the Required Participants may deliver written instructions to Agent to waive, and Agent shall waive pursuant thereto, any Lease Event of Default and its consequences; provided that in the absence of written instructions from all Participants, Agent shall not waive any: (i) Payment Default, or (ii) covenant or provision which, under Section 9.5, cannot be modified or amended without the consent of all Participants. As to any matters not expressly provided for by this Participation Agreement, Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with instructions signed by the Required Participants and such instructions of the Required Participants and any action taken or failure to act pursuant thereto shall be binding on each Participant.

         Section 8.4. Indemnification. Each Participant shall reimburse and hold Agent harmless, ratably in accordance with its Commitment at the time the indemnification is required to be given, (but only to the extent that any such indemnified amounts have not in fact been paid to Agent by, or on behalf of, Lessee in accordance with Section 7.1) from any and all claims, losses, damages, obligations, penalties, liabilities, demands, suits, judgments, or causes of action, and all legal proceedings, and any reasonable costs or expenses in connection therewith, including allocated charges, costs and expenses of internal counsel of Agent and all other reasonable attorneys' fees and expenses incurred by Agent, in any way relating to or arising in any manner out of: (i) any Operative Document, the enforcement hereof or thereof or the consummation of the transactions contemplated thereby, or (ii) instructions from the Required Participants (including, without limitation, the costs and expenses that Lessee is obligated to and does not pay hereunder, but excluding normal administrative costs and expenses incident to the performance by Agent of its agency duties hereunder other than materially increased administrative costs and expenses incurred as a result of a Lease Event of Default); provided that no Participant shall be liable for any of the foregoing to the extent they arise from (a) the gross negligence or willful misconduct of Agent, (b) the inaccuracy of any representation or warranty or breach of any covenant given by Agent in Section
4.4 or in the Loan Agreement, (c) in the case of Agent's handling of funds, the failure to act with the same care as Agent uses in handling its own funds or (d) any taxes, fees or other charges payable by Agent based on or measured by any fees, commissions or compensation received by it for acting as Agent in connection with the transactions contemplated by the Operative Documents.

         Section 8.5. Independent Credit Investigation. Each Participant by entering into this Participation Agreement agrees that it has, independently and without reliance on Agent or Arranger or any other Participant and based on such documents and information as it has deemed appropriate, made its own credit analysis of Lessee and its own decision to enter into this Participation Agreement and each of the other Operative Documents to which it is a party and that it will, independently and without reliance upon Agent, Arranger or any other Participant and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking action under this Participation Agreement and any related documents to which it is a party. Agent shall not be required to keep itself informed as to the performance or observance by Lessee of any other document referred to (directly or indirectly) or provided for herein or to inspect the properties or books of Lessee. Except for notices or statements which Agent is expressly required to give under this Participation Agreement and for notices, reports and other documents and information expressly required to be furnished to Agent alone (and not also to each Participant and the Certificate Trustee, it being understood that Agent shall forward copies of same to each Participant and the Certificate Trustee) hereunder or under any other Operative Document, Agent shall not have any duty or responsibility to provide any Participant with copies of notices or with any credit or other information concerning the affairs, financial condition or business of Lessee (or any of its Affiliates) that may come into the possession of Agent or any of its Affiliates.

         Section 8.6. Refusal to Act. Except for notices and actions expressly required of Agent hereunder and except for the performance of its covenants in
Section 4.4, Agent shall in all cases be fully justified in failing or refusing to act unless (a) it is indemnified to its reasonable satisfaction by the Participants against any and all liability and reasonable expense which may be incurred by it by reason of taking or continuing to take any such action (provided that such indemnity shall be subject to each of the limitations set forth at Section 8.4, it being understood that no action taken by Agent in accordance with the instructions of the Required Participants shall be deemed to constitute any such matter) and (b) it is reasonably satisfied that such action is not contrary to any Operative Document or to any Applicable Laws and Regulations.

         Section 8.7. Resignation or Removal of Agent; Appointment of Successor. Subject to the appointment and acceptance of a successor Agent as provided below, Agent may resign at any time by giving notice thereof to each Certificate Trustee and Lessee or may be removed at any time by written notice from the Required Participants. Upon any such resignation or removal, the Required Participants at the time of the resignation or removal shall have the right to appoint (so long as no Lease Event of Default is continuing, with the prior written consent of Lessee) a successor Agent which shall be a financial institution having a combined capital and surplus of not less than $500,000,000. If, within 30 calendar days after the retiring Agent's giving of notice of resignation or receipt of a written notice of removal, a successor Agent is not so appointed and does not accept such appointment, then the retiring or removed Agent may appoint a successor Agent and transfer to such successor Agent all rights and obligations of the retiring Agent. Such successor Agent shall be a financial institution having combined capital and surplus of not less than $500,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Agent and the retiring or removed Agent shall be discharged from duties and obligations as Agent thereafter arising hereunder and under any related document. If the retiring Agent does not appoint a successor, any Participant shall be entitled to apply to a court of competent jurisdiction for such appointment, and such court may thereupon appoint a successor to act until such time, if any, as a successor shall have been appointed as above provided.

         Section 8.8. Separate Agent. The Required Participants may, and if they fail to do so at any time when they are so required, Agent may, for the purpose of meeting any legal requirements of any jurisdiction in which the Units, the Lessee Collateral or the Lessor Collateral may be located and, so long as no Lease Event of Default has occurred and is continuing, with the prior written consent of Lessee, appoint one or more individuals or corporations either to act as co-agent jointly with Agent or to act as separate agent of all or any part of the Units, the Lessee Collateral or the Lessor Collateral, and vest in such individuals or corporations, in such capacity, such title to such Units, the Lessee Collateral or the Lessor Collateral or any part thereof, and such rights or duties as Agent may consider necessary or desirable. Agent shall not be required to qualify to do business in any jurisdiction where it is not now so qualified. Agent shall execute, acknowledge and deliver all such instruments as may be required by any such co-agent or separate agent more fully confirming such title, rights or duties to such co-agent or separate agent. Upon the acceptance in writing of such appointment by any such co-agent or separate agent, it, she or he shall be vested with such interest in the Units, the Lessee Collateral or the Lessor Collateral or any part thereof, and with such rights and duties, not inconsistent with the provisions of the Operative Documents, as shall be specified in the instrument of appointment, jointly with Agent (except insofar as local law makes it necessary for any such co-agent or separate agent to act alone), subject to all terms of the Operative Documents. Any co-agent or separate agent, to the fullest extent permitted by legal requirements of the relevant jurisdiction, at any time, by an instrument in writing, shall constitute Agent its attorney-in-fact and agent, with full power and authority to do all acts and things and to exercise all discretion on its behalf and in its name. If any co-agent or separate agent shall die, become incapable of acting, resign or be removed, the interest in the Units, the Lessee Collateral and the Lessor Collateral and all rights and duties of such co-agent or separate agent shall, so far as permitted by law, vest in and be exercised by Agent, without the appointment of a successor to such co-agent or separate agent.

         Section 8.9. Termination of Agency. The agency created hereby shall terminate upon the final disposition by Agent of all Units, the Lessee Collateral and the Lessor Collateral and the final distribution by Agent of all monies or other property or proceeds received pursuant to the Lease in accordance with their terms; provided, that at such time Lessee shall have complied fully with all the terms hereof.

        Section 8.10. Compensation of Agent. Lessee shall pay Agent its reasonable fees, costs and expenses for the performance of Agent's obligations hereunder (including the reasonable fees and expenses of its counsel).

        Section 8.11. Limitations. It is expressly understood and agreed by and among the parties hereto that, except as otherwise provided herein or in the other Operative Documents: (a) this Participation Agreement and the other Operative Documents to which Agent is a party are executed by Agent, not in its individual capacity (except with respect to the representations and covenants of Agent in Section 4.4), but solely as Agent under the Operative Documents in the exercise of the power and authority conferred and vested in it as such Agent;
(b) each and all of the undertakings and agreements herein made on the part of Agent are each and every one of them made and intended not as personal undertakings and agreements by Agent, or for the purpose or with the intention of binding Agent personally, unless expressly provided otherwise; (c) actions to be taken by Agent pursuant to its obligations under the Operative Documents may, in certain circumstances, be taken by Agent only upon specific authority of the Participants; (d) nothing contained in the Operative Documents shall be construed as creating any liability on Agent, individually or personally, or any incorporator or any past, present or future subscriber to the capital stock of, or stockholder, officer or director, employee or agent of, Agent to perform any covenants either express or implied contained herein, all such liability, if any, being expressly waived by the other parties hereto and by any Person claiming by, through or under them; and (e) so far as Agent, individually or personally, is concerned, the other parties hereto and any Person claiming by, through or under them shall look solely to the Units, the Lessee Collateral, the Lessor Collateral and Lessee for the performance of any obligation under any of the instruments referred to herein; provided, however, that nothing in this
Section 8.11 shall be construed to limit in scope or substance the general corporate liability of Agent in respect of its gross negligence or willful misconduct, negligence in the handling of funds or for those representations, warranties and covenants of Agent in its individual capacity set forth herein or in any of the other agreements contemplated hereby.


                                   ARTICLE IX

                                  MISCELLANEOUS

         Section 9.1. Survival of Agreements. The representations, warranties, covenants, indemnities and agreements of the parties provided for in the Operative Documents, and the parties' obligations under any and all thereof, shall survive the execution and delivery and the termination or expiration of this Agreement and any of the Operative Documents, the transfer of the interest in the Units as provided herein or in any other Operative Documents, any disposition of any interest of Certificate Trustee in the Units, the purchase and sale of the Notes or Certificates, payment therefor and any disposition thereof and shall be and continue in effect notwithstanding any investigation made by any party hereto or to any of the other Operative Documents and the fact that any such party may waive compliance with any of the other terms, provisions or conditions of any of the Operative Documents.

         Section 9.2. No Broker, etc. Except for Lessee's dealing with Banc of America Leasing & Capital, LLC, as Arranger, each of the parties hereto represents to the others that it has not retained or employed any arranger, broker, finder or financial advisor to act on its behalf in connection with this Agreement, nor has it authorized any arranger, broker, finder or financial adviser retained or employed by any other Person so to act, nor has it incurred any fees or commissions to which Certificate Trustee, Agent or any Participant
might  be  subjected  by  virtue  of  their   entering  into  the   transactions
contemplated by this Agreement. Any party who is in breach of this representation shall indemnify and hold the other parties harmless from and against any liability arising out of such breach of this representation.

         Section 9.3. Notices. Unless otherwise specified herein, all notices, requests, demands or other communications to or upon the respective parties hereto shall be deemed to have been given: (i) in the case of notice by letter, the earlier of when delivered to the addressee by hand or courier if delivered on a Business Day and, if not delivered on a Business Day, the first Business Day thereafter or on the third Business Day after depositing the same in the mails, registered or certified mail, postage prepaid, return receipt requested, and (ii) in the case of notice by facsimile or bank wire, when receipt is confirmed if delivered on a Business Day and, if not delivered on a Business Day, the first Business Day thereafter, addressed as provided on Schedule II hereto, or to such other address as any of the parties hereto may designate by written notice.

         Section 9.4. Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same agreement.

         Section 9.5. Amendments. No Operative Document nor any of the terms thereof may be terminated, amended, supplemented, waived or modified without the written agreement or consent of Certificate Trustee, Agent, Lessee and the Required Participants; provided, however, that Section 9.15 hereof may not be terminated, amended, supplemented, waived or modified without the written agreement or consent of the Arranger; and provided, further, that such termination, amendment, supplement, waiver or modification shall require the written agreement or consent of each Participant if such termination, amendment, supplement, waiver or modification would:

                   (a) modify any of the provisions of this Section 9.5, change the definition of "Required Participants", or modify or waive any provision of any Operative Document requiring action by all of the Participants, or release any collateral (except in connection with a transaction permitted by the Operative Documents or approved by all of the Participants);

                   (b) reduce the amount or change the time of payment of any amount of principal owing or payable under any Note, Certificate or Interest or Yield owing or payable on any Note or Certificate, modify any of the provisions of Article III of the Loan Agreement or Article III of the Trust Agreement, or modify the definition of "Interest Rate" or "Yield Rate";

                   (c) modify, amend, waive or supplement any of the provisions of Sections 5.6, 8.1(a), 8.1(c)(i) (to the extent such Section 8.1(c)(i) relates to Section 6.2 of the Lease), 8.1(c)(ii) or 10.1, or the first paragraph of Section 6.1, in each case of the Lease;

     (d) reduce, modify, amend or waive any indemnities in favor of any Participant;

                   (e) reduce the amount or change the time of payment of Rent, the Lease Balance, or Applicable Percentage Amount;

                   (f) modify any provision of any Operative Document that expressly requires the unanimous consent of the Participants;

                   (g) consent to modification, amendment or waiver releasing Lessee from its obligations to pay Rent, the Lease Balance, Proceeds or the Applicable Percentage Amount or changing the absolute and unconditional character of such obligations;

                   (h) permit the creation of any Lien on the Units, the Lessee Collateral, the Lessor Collateral or the Trust Estate or any part thereof except as permitted by the Operative Documents, or deprive any Participant of the benefit of the security interest and lien secured by the Units, the Lessee Collateral, the Lessor Collateral or the Trust Estate in a manner not generally applicable to the other Participants; or

                   (i)     increase the Commitment of any Participant.

         Lessee hereby agrees that it will not directly or indirectly (i) pay or cause to be paid any fee or other remuneration or (ii) grant or permit the grant of any Lien on any stock or assets of the Lessee or any of its Subsidiaries, in each case, to any Participant in connection with, in exchange for, or as an inducement to, such Participant's consent to any waiver in respect of, any modification or amendment of, any supplement to, or any other consent or approval under, any Operative Document unless such fee or other remuneration or grant is offered on the same terms ratably to all Participants. Lessee will offer and pay to the Participants any consideration offered or paid to other creditors of Lessee for amendments or waivers of any obligation of Lessee.

         Certain representations, warranties, covenants and events of default contained in the Credit Agreement are set forth herein and in the other
Operative Documents. Upon any modification to any of such provisions, the applicable Operative Document shall be correspondingly modified, with the prior written consent of the Required Participants, upon the request of Lessee. In connection with any such modification, Lessee shall pay to the Participants any amendment fee paid to the Credit Agreement Banks in consideration for the modification of the Credit Agreement.

         Lessee hereby agrees that it will not request any amendment, waiver or modification of any provision of the Operative Documents unless it concurrently requests the same amendment, waiver or modification of the corresponding provision of the Related Operative Documents.

         Section 9.6. Headings, etc. The Table of Contents and headings of the various Articles and Sections of this Agreement are for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions hereof.

         Section 9.7. Parties in Interest. Except as expressly provided herein, none of the provisions of this Agreement is intended for the benefit of any Person except the parties hereto, their successors and permitted assigns.

         Section 9.8. Governing Law. THIS AGREEMENT SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF, THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICTS OF LAWS PRINCIPLES OF SUCH STATE THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.

         Section 9.9.    Payment of Transaction Costs and Other Costs.

         (a) Transaction Costs. As and when any portion of Transaction Costs becomes due and payable, such Transaction Costs shall be paid by Lessee as Supplemental Rent.

         (b) Continuing Expenses. The continuing fees, expenses and disbursements (including reasonable counsel fees) of (i) Certificate Trustee, as Lessor under the Lease and as trustee under the Trust Agreement with respect to the administration of the Trust Estate, and (ii) Agent, under the Operative Documents, shall be paid directly by Lessee as Supplemental Rent.

         (c) Amendments, Supplements and Appraisal. Without limitation of the foregoing, Lessee agrees to pay to the Participants, Certificate Trustee and Agent all costs and expenses (including reasonable legal fees and expenses of counsel to Agent, Certificate Trustee and the Participants) incurred by any of them in connection with: (i) the considering, evaluating, investigating, negotiating and entering into or giving or withholding of any amendments or supplements or waivers or consents with respect to any Operative Document; (ii) any Casualty or termination of the Lease or any other Operative Document; (iii) the negotiation and documentation of any restructuring or "workout," whether or not consummated, of any Operative Document; (iv) the enforcement of the rights or remedies under the Operative Documents; or (v) any transfer by Certificate Trustee or a Participant of any interest in the Operative Documents during the continuance of a Lease Event of Default.

        Section 9.10. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

        Section 9.11. Limited Liability of Certificate Trustee. The parties hereto agree that the Bank, in its individual capacity, shall have no personal liability whatsoever to Lessee, Agent, the Participants or any of their respective successors and assigns for any Claim based on or in respect of this Agreement or any of the other Operative Documents or arising in any way from the transactions contemplated hereby or thereby; provided, however, that the Bank shall be liable in its individual capacity (a) for its own willful misconduct or gross negligence (or negligence in the handling of funds) and, to each Participant for the breach of its obligations to the Participants in respect of the Trust Agreement and the Trust Estate, (b) for liabilities that may result from the incorrectness of any representation or warranty expressly made by it in its individual capacity in Section 4.3 or a breach of its covenant in Section 6.2(a) hereof, or (c) for any Tax based on or measured by any fees, commission or compensation received by it for actions contemplated by the Operative Documents. The Bank (in its individual capacity and as Lessor, Borrower and Certificate Trustee) shall have no responsibility for construction of the Facility or for the accuracy, sufficiency or adequacy of any of the information or documents submitted in connection with each Advance or upon Completion of the Facility.

        Section 9.12. Liabilities of the Participants. No Participant shall have any obligation to any other Participant or to Lessee, Certificate Trustee or Agent with respect to the transactions contemplated by the Operative Documents except those obligations of such Participant expressly set forth in the Operative Documents or except as set forth in the instruments delivered in connection therewith, and no Participant shall be liable for performance by any other party hereto of such other party's obligations under the Operative Documents except as otherwise so set forth.

     Section 9.13. Submission to Jurisdiction; Waivers. (a) Each party hereto irrevocably and unconditionally:

                   (i) submits for itself and its property in any legal action or proceeding relating to this Agreement or any other Operative Document, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the United States District Court for the Southern District of New York and of any New York state court sitting in the Borough of Manhattan, and appellate courts from any thereof;

                  (ii) consents that any such action or proceedings may be brought in such courts, and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

                 (iii) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party at its address set forth on Schedule II or at such other address of which the other parties hereto shall have been notified pursuant to Section 9.3; and

                  (iv) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

         (b) EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THE OPERATIVE DOCUMENTS AND FOR ANY COUNTERCLAIM THEREIN.

        Section 9.14. Reproduction of Documents. This Agreement, all documents constituting an Appendix, Schedule or Exhibit hereto, and all documents relating hereto received by a party hereto, including, without limitation: (a) consents, waivers and modifications that may hereafter be executed; (b) documents received by the Participants or Certificate Trustee in connection with the receipt and/or acquisition of the Units; and (c) financial statements, certificates, and other information previously or hereafter furnished to Certificate Trustee, Agent or any Participant may be reproduced by the party receiving the same by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. Each of the parties hereto agrees and stipulates that, to the extent permitted by law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such party in the regular course of business) and that, to the extent permitted by law, any enlargement, facsimile, or further reproduction of such reproduction shall likewise be admissible in evidence.

        Section 9.15. Role of Banc of America Leasing & Capital Group, LLC. Each party hereto acknowledges hereby that it is aware of the fact that Banc of America Leasing & Capital Group, LLC has acted as an "arranger" with respect to the transactions contemplated by the Operative Documents. The parties hereto acknowledge and agree that Arranger and its Affiliates, including Bank of America National Association, have not made any representations or warranties concerning, and that they have not relied upon Arranger as to, the tax, accounting or legal characterization or validity of (i) the Operative Documents or (ii) any aspect of the Overall Transaction. The parties hereto acknowledge and agree that Arranger has no duties, express or implied, under the Operative
Documents in its capacity as Arranger.  The parties  hereto  further  agree that
Section 2.6,  Section 2.11,  Section 8.5,  Section 9.2,  Section 9.9(a) and this
Section 9.15 are for the express benefit of Arranger, and Arranger shall be entitled to rely thereon as if it were a party hereto.

        Section 9.16. Confidentiality. Lessee, Certificate Trustee, Agent and each Participant agree that they will not disclose the terms of the Overall Transaction without the prior written consent of the other parties and agrees to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all information identified as "confidential" or "secret" by Lessee and provided to it by Lessee or any Subsidiary, or by Agent or
Certificate Trustee on Lessee's behalf, under this Agreement or any other Operative Document, and neither it nor any of its Affiliates shall use any such information other than in connection with or in enforcement of this Agreement and the other Operative Documents, except to the extent such information (i) was or becomes generally available to the public other than as a result of disclosure by Agent, Certificate Trustee or such Participant, or (ii) was or becomes available on a non-confidential basis from a source other than Lessee, provided that such source is not bound by a confidentiality agreement with Lessee known to Agent, Certificate Trustee or such Participant; provided however, that Agent, Certificate Trustee or any Participant may disclose such information (A) at the request or pursuant to any requirement of any
Governmental Authority to which Agent, Certificate Trustee or such Participant is subject or in connection with an examination of Agent, Certificate Trustee or such Participant by any such authority; (B) pursuant to subpoena or other court process; (C) when required to do so in accordance with the provisions of any applicable Requirement of Law; (D) to the extent reasonably required in connection with any litigation or proceeding to which Agent, Certificate Trustee, any Participant or their respective Affiliates may be party; (E) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Operative Document; (F) to Agent's, Certificate Trustee's or such Participant's independent auditors and other professional advisors; (G) to any Affiliate of Agent, Certificate Trustee or such Participant, or to any Participation Holder or assignee or transferee, actual or potential, provided that such Affiliate, Participation Holder or assignee or transferee agrees to keep such information confidential to the same extent required of the Participants hereunder, and (H) as to Agent, Certificate Trustee or any Participant, as expressly permitted under the terms of any other document or agreement regarding confidentiality to which Lessee is party or is deemed party with Agent, Certificate Trustee or such Participant.

         Lessee hereby identifies the Equipment List and any future updates thereof as confidential information pursuant to the foregoing provisions of this
Section 9.16.

        Section 9.17. Lessee Obligations. Notwithstanding anything to the contrary herein, compliance with the covenants set forth in Section 5.1 through 5.38, inclusive, shall not be required of Lessee prior to the Effective Date.

        Section 9.18. Acquired Property. For all purposes of the Operative Documents, any purchase, sale, replacement, substitution or return of any Unit or Units shall include the other Acquired Property which relates thereto.

     Section 9.19. Effective Date. Notwithstanding the dating of this Agreement and certain other Operative Documents as of December 15, 1999, the transactions contemplated hereby shall be effective on the Delivery Date.

                            [SIGNATURE PAGES FOLLOW]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

Lessee: THERMOGAS L.L.C., as Lessee




By:__________________________________________________
Name:
Title:


Lessee Guarantor: THE WILLIAMS COMPANIES, INC.




By:__________________________________________________
Name:
Title:

Certificate Trustee: FIRST SECURITY BANK, NATIONAL ASSOCIATION, not in its individual capacity except as expressly stated herein, but solely as Certificate Trustee




By:
Name:
Title:

Agent: FIRST SECURITY TRUST COMPANY OF NEVADA, not in its individual capacity except as expressly stated herein, but solely as Agent




By:
Name:
Title:

Certificate Purchasers: BANC OF AMERICA LEASING & CAPITAL, LLC, as Certificate Purchaser




By:
Name:
Title:

Lenders: BANC OF AMERICA LEASING & CAPITAL, LLC, as Lender




By:
Name:
Title:

                                  SCHEDULE I-A

          CERTIFICATE PURCHASER COMMITMENTS AND COMMITMENT PERCENTAGES

             CERTIFICATE PURCHASER           COMMITMENT PERCENTAGE  COMMITMENT
Banc of America Leasing & Capital, LLC               100%           $5,062,500

                                  SCHEDULE I-B

                  LENDER COMMITMENTS AND COMMITMENT PERCENTAGES

                     LENDER                                COMMITMENT PERCENTAGE
                   COMMITMENT
Banc of America Leasing & Capital, LLC
                             100%                          $129,937,500




                 CLASS OF NOTES                     PERCENTAGE OF PURCHASE PRICE
             AGGREGATE AMOUNT
                  Class A                                         82.50%
                         $111,375,000
                  Class B                                         13.75%
                        $  18,562,500

                                   SCHEDULE II

                   NOTICE INFORMATION AND PAYMENT INSTRUCTIONS

LESSEE

Thermogas L.L.C.
4100 One Williams Center
Tulsa, Oklahoma  74172
Contact: Phil Wright, Senior Vice President, Enterprise Development and Planning
Telephone:     (918) 573-3310
Fax:           (918) 573-4512

CERTIFICATE TRUSTEE

First Security Bank, National Association
79 South Main Street
Salt Lake City, Utah  84111
Contact:  Corporate Trust Department
Telephone:  (801) 246-5630
Fax:  (801) 246-5053

Payment Instructions

First Security Bank, N.A.
ABA No. 124000012
Acct: 0510922115
Attn: Corporate Trust Services
Re: Ferrellgas - 36078

AGENT

First Security Trust Company of Nevada
79 South Main Street
Salt Lake City, Utah  84111
Contact:  Corporate Trust Department
Telephone:  (801) 246-5630
Fax:  (801) 246-5053

Payment Instructions

First Security Bank, N.A.
ABA No. 124000012
Acct: 0510922115
Attn: Corporate Trust Services
Re: Ferrellgas - 36079

CERTIFICATE PURCHASER

Banc of America Leasing & Capital, LLC
2059 Northlake Parkway
Tucker, Georgia  30084
Contact:  Rena Wilson
Telephone: (770) 270-8421

Payment Instructions

Bank of America, N.A.
Atlanta, Georgia
ABA No.: 061000052
Account No.: 01-022-13-569
Account Name: BALLC
Reference: Ferrellgas
Attention: Rana Wilson


LENDER

Banc of America Leasing & Capital, LLC
2059 Northlake Parkway
Tucker, Georgia  30084
Contact: Rena Wilson
Telephone: (770) 270-8421

Payment Instructions

Bank of America, N.A.
Atlanta, Georgia
ABA No.: 061000052
Account No.: 01-022-13-569
Account Name: BALLC
Reference: Ferrellgas
Attention: Rana Wilson



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                                  SCHEDULE III

                                      UNITS







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                                                  SCHEDULE 3.1(o)

                             FILINGS AND RECORDINGS


         (1) UCC-1 Financing Statement naming Lessee as debtor, Certificate Trustee as secured party and Agent as assignee of secured party and covering the Units and the other Lessee Collateral, to be filed with the Secretary of State of the States of Ohio, Wisconsin, Indiana, Minnesota, Michigan, Illinois and Missouri.

         (2) UCC-1 Financing Statement naming Certificate Trustee as debtor and Agent as secured party and covering the Units and the other Lessor Collateral, to be filed with the State Corporation Commission of the State of Utah and the Secretaries of State of Ohio, Wisconsin, Indiana, Minnesota, Michigan, and Illinois.




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                                                  SCHEDULE 4.1(g)

                                  ERISA MATTERS


     Ferrellgas, Inc. Single Employer Defined Benefit Plan. The Ferrellgas, Inc. Single Employer Benefit Plan has a projected benefit obligation of no more than $3,179,000. The Ferrellgas, Inc. Single Employer Benefit Plan is currently being funded in accordance with ERISA.

         Lessee makes annual contribution of approximately $107,340 to Central States Pension Fund and the Western Conference of Teamsters Fund on behalf of approximately 48 employees covered by five collective bargaining arrangements.




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                                                  SCHEDULE 4.1(p)

                           SUBSIDIARIES AND AFFILIATES


(a)      Subsidiaries:

         None.

         Affiliates:
o        Ferrellgas Partners L.P. - Limited Partner of Ferrellgas, L.P.
o Ferrellgas Partners Finance Corp. - wholly-owned subsidiary of Ferrellgas Partners, L.P.
o        Ferrellgas, Inc. - General Partner of Ferrellgas, L.P.
o        Ferrellgas Acquisition Company, LLC
o        Ferrellgas Propane, Inc.
o        Ferrellgas Companies, Inc.

(b)      None.





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                                  SCHEDULE 5.21

                              EXISTING INDEBTEDNESS



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